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                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary proxy statement
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           WEIRTON STEEL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           WEIRTON STEEL CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing party:

     (4) Date filed:

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

                           Weirton Steel Corporation

                            400 THREE SPRINGS DRIVE
                               WEIRTON, WV 26062

                                October   , 2002

Dear Stockholders:

     Weirton Steel is at a critical stage. Our employees, vendors and bondholders have made significant concessions over the last year to allow us to survive as an independent steel producer, but our voluntary restructuring success alone will not ensure our long term viability or competitiveness. We need to fundamentally reposition our business through acquisitions and targeted investments to ensure our long-term survival. For Weirton to survive in this competitive environment, we need to shift our product mix toward tin mill and other higher margin value-added products and away from lower margin, commodity flat-rolled sheet products. Without these changes, Weirton will still be vulnerable when the next down-turn occurs.

     While our voluntary restructuring has enabled us to lower our operating costs and improve our liquidity--and avoid bankruptcy--we do not have sufficient capital or internal funds to pursue an acquisition strategy. Under current distressed industry conditions, we believe that we may have opportunities to purchase tin mill and other assets on acceptable terms in the near future. We will also explore other strategic opportunities to enhance or broaden our product lines, leverage our customer base and improve our operating cost structure. To do so, however, we will require the infusion of substantial additional equity or an equity-like investment of $50 million to $100 million, depending on the acquisition. Given our company's diminished market value today, we must be prepared to issue equity securities to attract new investors that would allow those new investors to obtain a controlling interest in Weirton as part of a strategic acquisition.

     Our existing corporate charter and by-laws contains highly restrictive supermajority and other voting provisions, unique to Weirton, and as originally designed, prevents an outside investor from obtaining control. We are now asking our stockholders to vote in favor of necessary changes to our governing documents to give us an opportunity to succeed and be an important part of the restructuring of the U.S. steel industry--on our terms. Approval of the charter and by-law amendments is necessary in order to permit Weirton to complete the last step of its strategic restructuring plan.

     OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CONTINGENT CHARTER AND BY-LAW AMENDMENT PROPOSAL TO PROVIDE WEIRTON WITH GOVERNANCE ARRANGEMENTS MORE TYPICAL OF A PUBLICLY HELD CORPORATION WITHOUT SPECIAL STOCKHOLDER RIGHTS OR PROTECTIONS. Approval of the contingent charter amendments would not take effect or be implemented unless the board, by a vote of 90% of the directors, approves the acquisition or investment which constitutes a "transformative event." Until such an acquisition is approved by the board, the existing provisions of our charter will remain in full force, including the supermajority voting and other protective provisions. Advance stockholder approval of necessary charter changes will allow the company to be a credible acquirer and to act quickly to take advantage of a particular acquisition or investment opportunity that the board determines is in the best interests of the Company's stockholders, employees and other stakeholders.

     Once the stockholders approve the contingent charter amendments at this annual meeting, we intend to pursue aggressively the acquisition of strategic assets, including tin-related assets, from other United States steel producers that are also seeking to reposition their businesses and leverage their core competitive strengths.

     In addition to amending our charter, although contingent on future board approval of a "transformative event", we are also proposing to reduce the size of our board. The size of our board will retain the same proportionate membership for union, management and independent directors.

     The proposed charter changes require the affirmative vote of at least 80% of the eligible voting power of our holders of common stock and Series A preferred stock. Every vote is crucial to our future.

     Our window of opportunity is short for a meaningful transformation of Weirton.

                                          Very truly yours,

                                          John H. Walker
                                          President and Chief Executive Officer

                           WEIRTON STEEL CORPORATION
                            400 THREE SPRINGS DRIVE
                          WEIRTON, WEST VIRGINIA 26062
                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON NOVEMBER           , 2002

Dear Stockholder:

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Weirton Steel Corporation, a Delaware corporation (the "Company"), will be held at The Serbian-American Cultural Center, 1000 Colliers Way, Weirton, West Virginia
26062, on Wednesday, November   , 2002, at 6:00 p.m., for the following
purposes:

     1. To elect six directors to our Board of Directors, consisting of three Class II Directors to serve for a two-year term until the 2004 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified, and three Class III Directors to serve for a three-year term until the 2005 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified.

     2. To approve an amendment to Article Fifth of our Restated Certificate of Incorporation, as amended, and a related change to the By-Laws, to reduce the size of the Board of Directors from 14 persons to nine persons consisting of five independent directors, two management directors and two union directors, to become effective immediately following the Annual Meeting.

     3. To approve a contingent amendment and restatement of our Restated Certificate of Incorporation and By-Laws, as amended, to be contingent and effective only upon the occurrence of a "transformative event", which means a significant acquisition or investment in steel industry assets or businesses resulting in a change of control of the Company which is approved by at least 90% of the Board of Directors.

     4. To ratify the appointment of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2002.

     5. To consider and act upon any other matters which properly may come before the meeting or any adjournment thereof.

     In accordance with the provisions of the By-Laws, the Board of Directors
has fixed the close of business on October   , 2002, as the date for the
determination of the holders of record of stock entitled to notice of and to vote at the Annual Meeting. A complete list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting. The list will be available at the Company's office, 400 Three Springs Drive, Weirton, West Virginia 26062, during ordinary business hours.

     YOUR VOTE IS EXTREMELY IMPORTANT. IN THE JUDGMENT OF THE BOARD OF DIRECTORS, APPROVAL OF THESE PROPOSALS, PARTICULARLY THOSE RELATING TO PROPOSED AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION, IS CRITICAL TO THE COMPANY'S LONG-TERM VIABILITY AND COMPETITIVE STRENGTH.

     Please read the Proxy Statement and vote your shares as soon as possible. We encourage you to take advantage of voting by telephone or internet as explained in the enclosed proxy. You also may vote by completing, signing and returning your proxy card or voting instruction card in the enclosed postage-paid envelope as soon as possible. It is very important that you vote, whether you own a few or many shares and whether or not you plan to attend the meeting.

                                          By Order of the Board of Directors,

                                          WILLIAM R. KIEFER,
                                          Secretary

Weirton, West Virginia
October   , 2002

                           WEIRTON STEEL CORPORATION
                            400 THREE SPRINGS DRIVE
                          WEIRTON, WEST VIRGINIA 26062
                          ---------------------------

                                PROXY STATEMENT

                      2002 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER   , 2002

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Weirton Steel Corporation, a Delaware corporation ("Weirton" or the "Company"), of proxies for use at the Annual Meeting of
Stockholders (the "Annual Meeting") to be held on November   , 2002, and any
adjournments or postponements thereof. This Proxy Statement and the accompanying
proxy card are being mailed on or about October   , 2002 to stockholders of
record as of October   , 2002. A copy of the Company's Annual Report on Form
10-K for the year ended December 31, 2001, as amended, is being mailed to stockholders with the mailing of this Proxy Statement. Our principal executive office is located at 400 Three Springs Drive, Weirton, West Virginia 26062, and our telephone number is (304) 797-2000.

     At the Annual Meeting, you will be asked to consider and vote upon the following matters:

     1. To elect six directors to our Board of Directors, consisting of three Class II Directors to serve for a two-year term until the 2004 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified, and three Class III Directors to serve for a three-year term until the 2005 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified.

     2. To approve an amendment to Article Fifth of our Restated Certificate of Incorporation, as amended, and a related change to our By-Laws, to reduce the size of the Board of Directors from 14 persons to nine persons consisting of five independent directors, two management directors and two union directors to become effective immediately following the Annual Meeting.

     3. To approve a contingent amendment and restatement of our Restated Certificate of Incorporation and By-Laws, as amended, to be contingent and effective only upon the occurrence of a "transformative event," which means a significant acquisition or investment in steel industry assets or businesses resulting in a change of control of the Company which is approved by at least 90% of the Board of Directors.

     4. To ratify the appointment of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2002.

     5. To consider and act upon any other matters which properly may come before the meeting or any adjournment thereof.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS IN THIS PROXY STATEMENT.

                             RECORD DATE AND VOTING

RECORD DATE

     Our board of directors has established the close of business on October   ,
2002 as the record date for determining the holders of voting securities entitled to notice of, and to vote at, the Annual Meeting. On the record date,
we had outstanding                shares of our Common Stock, par value $.01 per
share ("Common Stock"),                shares of our Convertible Voting
Preferred Stock, Series A, par value $.10 per share ("Series A Preferred Stock"), and 1,934,874 shares of Convertible Redeemable Preferred Stock, Series C, par value $.10 per share ("Series C Preferred Stock").

VOTING RIGHTS, QUORUM AND REQUIRED VOTES

  Voting Rights

     Election of Directors. Holders of Common Stock and Series A Preferred Stock are entitled to vote together as a single class on the election of Directors. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to ten votes.

     Proposed Amendment to Article Fifth of Our Restated Certificate of Incorporation. Holders of Common Stock and Series A Preferred Stock are entitled to vote together as a single class with respect to the proposed amendment to Article Fifth of our Restated Certificate of Incorporation, and a related change to our By-Laws, to reduce the size of our board of directors. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to ten votes.

     Contingent Charter Amendment. Holders of Common Stock, Series A Preferred Stock and Series C Preferred Stock are entitled to vote on the contingent charter amendment proposal. Holders of Common Stock and Series A Preferred Stock are entitled to vote together as a single class on the proposal. Holders of Common Stock are also entitled to vote as a separate class on the proposal, and holders of Series A Preferred Stock and Series C Preferred Stock are entitled to vote together as a single class on the proposal. Each share of Common Stock and Series C Preferred Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to ten votes.

     Ratification of Independent Public Accountants. Holders of Common Stock and Series A Preferred Stock are entitled to vote together as a single class on the ratification of independent public accountants. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to ten votes.

  Quorum

     A majority of the outstanding shares of our Common Stock represented in person or by proxy will constitute a quorum for purposes of each proposal to be acted on at the Annual Meeting. Shares of Series A Preferred Stock representing a majority of the votes entitled to be cast by the Series A Preferred Stock will constitute a quorum for purposes of each proposal to be acted on at the Annual Meeting. Additionally, a majority of the outstanding shares of Series C Preferred Stock will constitute a quorum for purposes of the contingent charter amendment proposal.

     Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and shares that are "broker non-votes" (i.e., shares held by brokers or nominees that are represented at the Annual Meeting but with respect to which the broker or nominee does not have discretionary power to vote on a particular matter and has received no instructions from the beneficial owners thereof or persons entitled to vote thereon) will be counted in determining whether a quorum is present at the Annual Meeting.

  Required Votes

     Election of Directors. Directors will be elected by a plurality of votes cast by the holders of Common Stock and Series A Preferred Stock, voting together as a single class, that are entitled to vote on the election of directors. Abstentions will have no effect on the outcome on the election of directors.

     Proposed Amendment to Article Fifth of Our Restated Certificate of Incorporation. The affirmative vote of at least 80% of the total eligible votes (as defined in our Restated Certificate) represented by the issued and outstanding Common Stock and Series A Preferred Stock, voting together as a single class, is required to approve this proposal to reduce the size of our board of directors and a related change to our By-Laws. Abstentions will have the effect of a negative vote.

     Contingent Charter Amendment. The affirmative vote of at least 80% of the eligible votes represented by the issued and outstanding Common Stock and Series A Preferred Stock, voting together as a single class, is required to approve this proposal. In addition, (i) the affirmative vote of a majority of the total votes represented by the Common Stock, voting as a separate class, present in person or by proxy at the Annual Meeting, that are entitled to vote on such matters, is required to approve this proposal, and (ii) the affirmative vote of a majority of the votes represented by the Series A Preferred Stock and the Series C Preferred Stock, voting together as a single class, present in person or by proxy at the Annual Meeting and entitled to vote on such matters, is required to approve this proposal. Abstentions will have the effect of a negative vote.

     Ratification of Independent Public Accountants. The affirmative vote of a majority of the total votes represented by shares of Common Stock and Series A Preferred Stock, present in person or by proxy at the Annual Meeting, that are entitled to vote on such matter is required to ratify the appointment of KPMG LLP. Abstentions will have the effect of a negative vote.

PROXIES

     Each executed and returned proxy will be voted according to the directions indicated on that proxy. If no direction is indicated, the proxy will be voted according to the recommendations of our Board of Directors contained in this Proxy Statement.

     Our Board of Directors does not intend to present, and has no information that others will present, any business at the Annual Meeting that requires a vote on any other matter. If any other matter requiring a vote properly comes before the Annual Meeting, the proxyholders will vote the proxies that they hold in accordance with their best judgment, including voting them to adjourn the Annual Meeting to another time if a quorum is not present at the Annual Meeting or if they believe that an adjournment is in our best interests.

     You have the power to revoke your proxy at any time before the shares it represents are voted. A revocation will be effective upon receipt, at any time before the Annual Meeting is called to order, by our Secretary if either (i) an instrument revoking your proxy or (ii) a proxy duly executed by you bearing a later date than the preceding proxy. Additionally, you may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

METHODS OF VOTING

     All stockholders may transmit their proxy votes by mail. Stockholders of record may also vote by telephone or internet. Stockholders who hold their shares through a bank or broker may vote by telephone or by internet if their bank or broker offers those options.

     - By Mail. Stockholders may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

     - By Telephone or Internet. Stockholders of record may vote by using the toll-free number or internet website address listed on the proxy card. Your proxy card contains a Holder Account Number that will identify you as a stockholder and confirm that your votes were properly recorded when you vote by telephone or internet procedures. Please see your proxy card for specific instructions.

VOTING SHARES HELD BY BROKERS, BANKS AND OTHER NOMINEES

     If you hold your shares in a broker, bank or other nominee account, you are a "beneficial owner" of such shares. In order to vote your shares, you must give voting instructions to your bank, broker or other intermediary who is the "nominee holder" of your shares. The Company asks brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee's name. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holders.

SOLICITATION EXPENSES

     We will bear all costs to solicit proxies. We will reimburse banks, brokers, custodians, fiduciaries, nominees, securities dealers, trust companies and other persons for the reasonable expenses that they incur when forwarding this Proxy Statement and the accompanying materials to the beneficial owners of shares of our Common Stock, Series A Preferred Stock and Series C Preferred Stock. We have retained Georgeson Shareholder Communications Inc. at an estimated cost of $12,000, plus reimbursement of expenses, to assist in the solicitation of proxies. Our directors and officers also may solicit proxies from our stockholders and other persons by any of the means described above. We will not pay our directors and officers any extra compensation for participating in this solicitation.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

     Our Restated Certificate of Incorporation provides for a Board of Directors consisting of 14 persons. It requires that seven directors (the "Independent Directors") be persons who are not current or former employees of the Company, or advisors or consultants to the Company or to the Independent Steelworkers Union (the "ISU"), or have been affiliated with such an advisor or consultant or have engaged in substantial financial transactions with the Company, for a period of two years prior to election as an Independent Director. Our Restated Certificate of Incorporation provides that one director (the "ESOP Director"), who must have the qualifications of an Independent Director, is to be nominated by an ESOP Nominating Committee, which is elected by the 1984 ESOP and 1989 ESOP participants. Our Restated Certificate of Incorporation also provides that three directors be designated as "Management Directors," consisting of our chief executive officer and two Company employees designated by the Chief Executive Officer. In addition, three directors are designated as "Union Directors," consisting of the president of the primary collective bargaining agent for the represented employees of the Company (currently the ISU) and two persons designated by the primary collective bargaining unit.

     The Restated Certificate of Incorporation also provides for the Board of Directors to be divided into three classes, designated as Class I, Class II and Class III. Each class serves a three-year term, and the term of one class expires at each year's annual meeting of stockholders. The terms of the Class I, Class II and Class III Directors were scheduled to expire at the annual meetings of stockholders in 2003, 2001 and 2002, respectively. The annual meeting for 2001 was not held. Consequently, the successors for the Class II and Class III Directors will be selected at the Annual Meeting, serving two and three-year terms, respectively.

     Currently, the Board consists of 12 members, including seven independent directors, one management director, three union directors and one ESOP director. Robert S. Reitman, D. Leonard Wise and Richard F. Schubert, each of whom is 65 or older, and Ralph E. Reins and George E. Doty, Jr. will not stand for reelection.

     The Board of Directors has nominated for election at the Annual Meeting each of the following as Class II Directors, to serve for a term of two years, and until their successors are elected and qualified: Ronald C. Whitaker; Mark
E. Kaplan; and [an independent director nominee]. The Board of Directors has nominated for election each of the following persons as Class III Directors, to serve for a term of three years, and until their successors are duly elected and qualified: John H. Walker; Robert J. D'Anniballe, Jr.; and Mark G. Glyptis. Continuing

Class I Directors, whose term expires in 2003, are Michael Bozic, Richard R. Burt and Thomas R. Sturges.

     As a result, the Board will have nine directors, consisting of five independent directors, two management directors (including our chief executive officer), and two union directors (including the president of the ISU). The Board does not intend to fill the vacancies resulting from a reduction in the number of directors and has proposed to amend Article Fifth of the Restated Certificate of Incorporation to reduce the size of the Board to nine members effective immediately following the Annual Meeting. In addition, the Board has proposed to modify a related By-Law provision to eliminate reference to the ESOP director.

     In the event the proposed amendment to Article Fifth and related By-Law change is not approved at the Annual Meeting, the existing provisions establishing the size and composition of the Board will remain unchanged. However, the Board will consist only of the nine members as indicated above.

     Unless authority to vote for any one or more of the director nominees is withheld as indicated on the enclosed proxy, the shares represented by the enclosed proxy will be voted FOR those persons. Directors will be elected by a plurality of votes cast by the holders of Common Stock and Series A Preferred Stock, voting together as a single class, that are entitled to vote on the election of directors.

     The following sets forth the name, age (as of September 30, 2002), period of service and principal occupation for at least the last five years of each nominee for Director of the Company and of the continuing Directors who are not standing for election at the Annual Meeting.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS FOR A TERM EXPIRING IN 2004:

Ronald C. Whitaker (54)
President, Chief Executive
Officer
Strategic Distribution
Incorporated                     Mr. Whitaker has been a member of our board of
                                 directors since 1995. He has been president and chief executive officer of Strategic
                                 Distribution Incorporated since September 2000 and currently serves as a director. He served as president, chief executive officer and director of Johnson Worldwide Associates from October 1996 to March 1999. He is also a director of Firearms Training Systems, Inc. and is a trustee of The College of Wooster.

Mark E. Kaplan (40)
Senior Vice President of
Finance and Administration       Mr. Kaplan was appointed senior vice president
                                 of finance and administration in November 2001.
                                 Prior to this appointment, he served as vice president and chief financial officer from June
                                 2000 to November 2001, as vice president of information technology and controller from
                                 March 1999 to June 2000 and controller from September 1995 to March 1999.

[Independent Director to be
nominated]                       [Biographical information to be provided.]

NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR A TERM EXPIRING IN 2005:

John H. Walker (45)
President and Chief Executive
Officer Mr. Walker was named chief executive officer in January 2001 and was named president and chief operating officer in March 2000. He was employed by Kaiser Aluminum Corporation as corporate vice president and president of Flat Rolled Products from July 1997 to March 2000 and as vice president of operations from September 1996 to July 1997. He is also a director of UAL Corporation.

Robert J. D'Anniballe, Jr.
(46)
Shareholder
Marshall, Dennehey, Warner,
Coleman & Goggin                 Mr. D'Anniballe has been a member of our board
                                 of directors since 1990. He has been a
                                 shareholder at Marshall, Dennehey, Warner,
                                 Coleman & Goggin since 1999, and managing attorney of the firm's West Virginia and Ohio offices since July 1999. He was a partner in Alpert, D'Anniballe & Visnic prior to July
                                 1999. He has also served as general counsel to the ISU since 1985.

Mark G. Glyptis (51)
President
ISU Mr. Glyptis has been a member of our board of directors since 1991. He has been president of the ISU since August 1991 and has been an employee of Weirton since 1973.

CONTINUING CLASS I DIRECTORS WITH A TERM EXPIRING IN 2003:

Michael Bozic (61)
Private Investor                 Mr. Bozic has been a member of our board of
                                 directors since 1994. He was vice chairman of Kmart Corporation from 1998 to 2000. He served as chairman, chief executive officer and director of Levitz Furniture Corporation from 1995 to 1998. He is also a director of Morgan
                                 Stanley Dean Witter Advisors, Inc. and Boys and
                                 Girls Clubs of America--Midwest Region.

Richard R. Burt (55)
Chairman, IEP Advisors LLC       Mr. Burt has been a member of our board of
                                 directors since 1996 and has been chairman of the board of Weirton since April 1996. He is also a director of Archer Daniels Midland
                                 Company, Hollinger International Inc. and HCL
                                 Technologies, Ltd.

Thomas R. Sturges (58)
Private Investor                 Mr. Sturges has been a member of our board of
                                 directors since 1986. Until June 2001, he was executive vice president and chief financial officer of Hawkeye Communication, LLC. Prior to that, he served as executive vice president of The Harding Group Inc. from February 1990 to
                                 January 2000.

         THE BOARD OF DIRECTORS: COMMITTEES, MEETINGS AND COMPENSATION

AUDIT COMMITTEE

     The audit committee of our board of directors currently is composed of Messrs. Reins, Burt, D'Anniballe, Sturges and Wise, all of whom are independent directors as determined in accordance with the rules of The New York Stock Exchange applicable to the Company at the time it was delisted from the Exchange in September 2001. Mr. Reins serves as chairman of the committee. The audit committee reviews, at least annually, the services performed and to be performed by our independent public accountants and the fees charged for their services, and, in that connection, considers the effect of those fees on the independence of the accountants. The audit committee also discusses with our independent public accountants and management our accounting policies and reporting practices, including the impact of alternative accounting policies. The audit committee also reviews with our internal audit department the scope and results of internal auditing procedures and the adequacy of accounting and financial systems and internal controls. The audit committee held five meetings during each of 2000 and 2001. The audit committee charter that is currently in effect, reflecting changes in law and the proposed rules of The New York Stock Exchange, is set forth in Annex A to this proxy statement.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

     The management development and compensation committee of our board of directors currently is composed of Messrs. Reitman, Bozic, Schubert, Whitaker and Wise. Mr. Reitman serves as chairman of the committee. The management development and compensation committee held five meetings during 2000 and six meetings in 2001.

NOMINATING COMMITTEE

     The nominating committee of our board currently is composed of Messrs. Bozic, Glyptis, Walker, Whitaker and Wise. Mr. Bozic serves as chairman of the committee. The nominating committee identifies and recommends to the board of directors candidates to be nominated as independent directors. The nominating committee held three meetings during each of 2000 and 2001.

CORPORATE RESPONSIBILITY COMMITTEE

     The corporate responsibility committee of our board currently is composed of Messrs. Schubert, Burt, D'Anniballe, Doty, Glyptis and Wise. Mr. Schubert serves as chairman of the committee. The corporate responsibility committee advises our management concerning matters of public and internal policy with regard to such matters as governmental and regulatory affairs, safety and health of employees, charitable contributions and environment, and recommends, for action by the full board, policies concerning those types of matters where appropriate. The corporate responsibility committee held one meeting during each of 2000 and 2001.

FINANCE AND STRATEGIC PLANNING COMMITTEE

     The finance and strategic planning committee of our board currently is composed of Messrs. Whitaker, Bozic, Burt, Doty, Glyptis, Reins, Reitman, Sturges and Wise. Mr. Whitaker serves as chairman of the committee. The committee reviews and confers with management on the following subject matters in the finance function, including our projected financial condition and financial plans; our financial policies, including dividend recommendations; the management and performance of our employee benefit funds; and our policies and practices on financial risk management.

     In the strategic planning area, the committee assists management in the development of a viable strategic plan including projections of the market and competitive assessment of our core strengths and weaknesses; identification of key opportunities and threats; and articulation of our long-range direction, including action plans addressing both our core business and growth opportunities. The finance and strategic planning committee held three meetings during 2000 and one meeting in 2001. In 2001 and continuing into 2002, critical strategic and finance issues, including the development and implementation of the Company's five step restructuring plan, were considered by the board as a whole.

MEETINGS AND ATTENDANCE

     Our board of directors held six regular meetings in 2000 and six regular and eight special meetings in 2001. All directors who served during any portion of 2000 or 2001 attended at least 75% of the aggregate of the meetings of the board of directors and board committees occurring while they served in 2000 or 2001.

DIRECTORS' COMPENSATION

     Directors who are not officers or employees of Weirton receive an annual retainer of $25,000. In 2000, $10,000 of the retainer was paid in the form of shares of our common stock, and the remaining $15,000 was paid monthly in cash. Those directors also receive a meeting fee of $800 for each meeting of the board of directors attended, together with a meeting fee of $700 for each meeting of a committee of the board of directors attended. The chairman of each committee is paid an additional $200 for each meeting chaired.

     The chairman of the board of directors serves as a non-executive chairman, devoting substantial time to this position and receives an annual retainer of $120,000, payable quarterly, but does not receive additional fees for attendance at meetings of the board or its committees. If the proposal to reduce the size of the board of directors is approved by our stockholders, the chairman's annual retainer will be reduced to $60,000 following the Annual Meeting, subject to future review by the board. Directors who are officers or other employees of Weirton do not receive a retainer or meeting fees. If the proposal to reduce the size of the board of directors to nine members is approved by the stockholders, total board compensation and associated expenses would be reduced substantially.

     During 2000, all directors who were not officers or other employees of Weirton were eligible to participate in our deferred compensation plan for directors. The plan permitted participants to defer part or all of their directors' fees for a specified year. Amounts representing deferred fees were used to purchase shares of our common stock at 90% of the market price of our common stock on the first or last trading day of the year, whichever was lower. As to the portion of the directors' retainer paid in the form of shares of our common stock and not deferred, pricing was at 100% of the then prevailing market price of our common stock. Shares representing amounts of deferred compensation are held in trust until distributed to the respective participants in accordance with their election. Beginning in 2001, the payment of deferred compensation in shares of our common stock was suspended, and for 2001 deferred compensation was paid to the trust in cash. The Company expects to continue this practice until such time as the market price of the common stock increases substantially in value.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for each of our last three fiscal years, summarizing the compensation paid to our chief executive officer and each of our next three most highly compensated executive officers or "named executive officers" who were serving as such at the end of our last completed fiscal year. For a description of executive compensation paid to Richard K. Riederer, our former chief executive officer and David L. Robertson, our former executive vice president, refer to our Annual Report on Form 10-K, as amended, which accompanies this proxy statement. Mr. Riederer resigned effective January 25, 2001, and Mr. Robertson resigned effective December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                            ANNUAL COMPENSATION
                                                                          ------------
                                     ----------------------------------   SECURITIES
                                                           OTHER ANNUAL   UNDERLYING         ALL OTHER
                                      SALARY     BONUS     COMPENSATION   OPTIONS/SARs      COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR     ($)       ($)(1)      ($)(2)         (#)(3)              ($)
----------------------------  ----   --------   --------     --------     -----------        --------
John H. Walker                2001   $387,087   $    -0-     $209,007         200,000            $ --
  President and Chief         2000    234,783        -0-       24,726         402,500              --
  Executive Officer           1999        n/a         --           --              --              --

Mark E. Kaplan                2001   $230,876   $    -0-     $ 16,629              --            $ --
  Sr. Vice President,         2000    195,304        -0-      697,102         189,000              --
  Finance and                 1999    180,000    210,000          -0-              --              --
  Administration

William R. Kiefer             2001   $198,456   $    -0-     $ 27,241              --            $ --
  General Counsel             2000    195,304        -0-      320,576          76,666              --
  and Secretary               1999    180,000    150,000       15,855              --              --

Edward L. Scram               2001   $192,964   $    -0-     $ 16,793              --            $ --
  Vice President-             2000    152,245        -0-       70,111         175,000              --
  Operations                  1999    145,000    100,000          739              --              --

---------------

(1) Bonuses for 1999 were awarded by the Management Development and Compensation Committee of our board of directors to the named executive officers in the amounts indicated for developing and realizing value for stockholders through the sale of a portion of our interest in Metal Site L.P. which generated net cash proceeds of $170.1 million.

(2) Under the terms of our supplemental executive retirement plans, or "SERPs," the Company pays income taxes associated with contributions made to trusts established under the SERPs on behalf of the named executive officers while the SERPs are being funded. The senior SERP was terminated effective December 31, 2001. The following "tax gross-up" payments are included in the table: (a) $209,007, $16,629, $27,241 and $16,793, for Messrs. Walker,
    Kaplan, Kiefer and Scram, respectively, in 2001; (b) $24,726, $30,499, $67,270 and $70,111 for Messrs. Walker, Kaplan, Kiefer and Scram, respectively, in 2000; and (c) $0, $0, $15,855 and $739 for Messrs. Walker, Kaplan, Kiefer and Scram, respectively, in 1999. The amount of SERP contribution, in the case of any individual, is determined by various factors including: age; compensation; years of service with us; and anticipated retirement benefits from qualified pension plans. As shown in the tables below, the named executive officers exercised previously granted stock options during 2000. The following amounts of option related compensation have been included in this column: $666,603 and $253,306 for Messrs. Kaplan and Kiefer, respectively. Aggregate amounts of perquisites and other personal benefits that are the lesser of $50,000 or 10% of each of the respective named executive officer's combined salary and bonuses have been omitted from the table in accordance with SEC rules.

(3) For 2000 and 2001, the figures reflect numbers of shares underlying options granted under our 1998 stock option plan.

OPTION/SAR GRANTS

     The following table sets forth information about stock options and/or stock appreciation rights (SARs) granted during 2001 to the named executive officers.

            OPTION/SAR GRANTS IN LAST FISCAL YEAR--INDIVIDUAL GRANTS

                        NUMBER OF
                       SECURITIES      % OF TOTAL
                       UNDERLYING       OPTIONS
                         OPTIONS       GRANTED TO                                       GRANT DATE
                       GRANTED IN     EMPLOYEES IN    EXERCISE OR BASE    EXPIRATION   PRESENT VALUE
NAME                    2001#(1)      FISCAL YEAR       PRICE ($/SH)       DATE(2)        ($)(3)
----                   -----------   --------------   -----------------   ----------   -------------
J.H. Walker              200,000          100%              $1.13          1/31/11       $139,875
M.E. Kaplan                   --           --                  --               --             --
W.R. Kiefer                   --           --                  --               --             --
E.L. Scram                    --           --                  --               --             --

---------------

(1) Options granted pursuant to our 1998 stock option plan were granted in February 2001 at a price of $1.13 for Mr. Walker, with an expiration date of January 31, 2011. The options vest in one-third increments each February 1, 2001, February 1, 2002 and February 1, 2003.

(2) The date shown assumes continued employment with Weirton for the full term of the options.

(3) The Company used the Black-Scholes Option Valuation Method to determine the grant date present value of stock options. The Company does not advocate or necessarily agree that the Black-Scholes Model properly reflects the value of a stock option. The assumptions used in calculating the grant date present value are as follows: a risk-free interest rate of 4.94%; a dividend yield of 0%; volatility of 71.3%, calculated using monthly stock returns for the 36 month period preceding the stock option award; an underlying stock price of $1.12; an option exercise price of $1.13; and a ten year term (expected life 5 years). The valuation of a stock option under the Black-Scholes model applying the preceding assumptions was $0.70.

OPTION/SAR EXERCISE/OUTSTANDING OPTIONS AND YEAR-END VALUES

     The following table sets forth information regarding the exercise of stock options and SARs during 2001 and the unexercised options/SARs held as of the end of the 2001 fiscal year by the named executive officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                               NUMBER OF
                                                              SECURITIES             VALUE OF
                                                              UNDERLYING            UNEXERCISED
                                                              UNEXERCISED          IN-THE-MONEY
                                                            OPTIONS/SARS AT       OPTIONS/SARS AT
                                                          FISCAL YEAR-END (#)   FISCAL YEAR-END ($)
                                   SHARES       VALUE     -------------------   -------------------
                                 ACQUIRED ON   REALIZED      EXERCISABLE/          EXERCISABLE/
NAME                             EXERCISE(#)    ($)(1)     UNEXERCISABLE(1)      UNEXERCISABLE(2)
----                             -----------   --------   -------------------   -------------------
J.H. Walker                          --          --          66,667/535,833          $--/$--
M.E. Kaplan                          --          --         126,000/189,000          $--/$--
W.R. Kiefer                          --          --           52,334/76,666          $--/$--
E.L. Scram                           --          --          12,000/175,000          $--/$--

---------------

(1) The figures shown represent options granted under our 1987 Option Plan and our 1998 Option Plan. Of the options granted prior to December 31, 1999 under our 1998 Option Plan, 60% became exercisable on February 3, 2000, and the remaining 40% on March 27, 2000. The options granted in October 2000 under our 1998 option plan remain unexercisable. For Mr. Walker, one-third of the options granted under the 1998 option plan in 2001 were exercisable at December 31, 2001.

(2) The "Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End" is based on the closing price ($0.24 per share) of our common stock over-the-counter on its last trading day in 2001 (December 31, 2001), which was less than the exercise price ($3.88 for the options granted in 1998, $5.56 and $6.69 for those options granted in 2000 and $1.13 for the options granted in 2001).

                 EMPLOYMENT AGREEMENTS WITH CERTAIN EXECUTIVES

     As of December 31, 2001, Messrs. Walker, Kaplan, Kiefer and Scram were parties to individual employment agreements with Weirton that contained substantially similar terms and conditions. These agreements have no specific term of employment. Each executive agreed to serve as a salaried employee of Weirton in the capacities and for the compensation as may be agreed upon from time to time by the executive and Weirton. The executives assign to Weirton certain intellectual property rights and agree not to disclose confidential information. If the executive is terminated for reasons other than cause (including a breach of the agreement by Weirton), Weirton will pay the executive, in a lump sum, termination benefits equal to the sum of 24 months of base salary and Weirton will also pay the income and payroll tax consequences of the lump sum payment and provide employee benefits for a period of 24 months.

     As of April 18, 2002, the Compensation Committee determined it appropriate to more precisely set forth the terms and conditions of employment for Messrs. Walker and Kaplan and make provision for change in control in a manner consistent with Weirton's existing compensation policies. Base compensation rates and incentive compensation opportunities were not increased.

                                  PENSION PLAN

                               PENSION PLAN TABLE

                                                      YEARS OF SERVICE
                                    ----------------------------------------------------
FINAL AVERAGE EARNINGS                 15         20         25         30         35
----------------------                 --         --         --         --         --
$125,000..........................  $ 61,875   $ 68,750   $ 68,750   $ 67,750   $ 74,375
 150,000..........................    74,250     82,500     82,500     82,500     89,250
 200,000..........................    99,000    110,000    110,000    110,000    119,000
 250,000..........................   123,750    137,500    137,500    137,500    148,750
 300,000..........................   148,500    165,000    165,000    165,000    178,500
 400,000..........................   198,000    220,000    220,000    220,000    238,000
 500,000..........................   247,500    275,000    275,000    275,000    297,500
 600,000..........................   297,500    330,000    330,000    330,000    357,000
 700,000..........................   346,500    385,000    385,000    385,000    416,500
 800,000..........................   396,000    440,000    440,000    440,000    476,000

     The figures in the pension table reflect the sum of annual benefits from the qualified pension plan plus expected annual benefits from the non-qualified SERPs (both administered by Weirton), payable for life following assumed retirement at age 62. The SERPs are "target benefit" plans under which we contribute to separate trusts actuarially determined amounts which are calculated to produce the defined target annual benefit at age 62. Under both the qualified pension plan and the SERPs, the amount of pension is based upon the employee's average earnings (average of the highest five years of the last 15 years). For those participating in a SERP, expected benefits are based on earnings defined as annual cash compensation (as reported in the salary and bonus columns of the summary compensation table) and pension service credited under the SERPs. The benefits reflected in the pension table include maximum total benefits, under all plans, of 55% of final average earnings upon attainment of 16 2/3 years of pension service for named executives other than Mr. Walker who is entitled to a maximum total benefit under our pension plan and SERP of 70% of final average earnings at age 62 and attainment of 10 years of service. For the named executive officers, pension service as of December 31, 2001 for the purpose of calculating retirement benefits under the SERPs was as follows: Mr. Walker: 10.33 years; Mr. Kaplan: 6.25 years; Mr. Kiefer: 16.92 years; and Mr. Scram: 21.5 years.

     The senior SERP was terminated at the conclusion of the plan year 2001.

  REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE ON EXECUTIVE
                                  COMPENSATION

     The Management Development and Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for determining the Company's compensation policies for executives, and for supporting development of future executives. This report sets forth the policies, factors and criteria used by the Compensation Committee in establishing executive compensation plans, programs and structures. It also relates the approach taken by the Compensation Committee in those matters to specific plans and programs developed and in use at the Company.

     Compensation of All Executives. In order to maximize corporate performance, the Compensation Committee recognizes that the Company must be able to attract, motivate and retain persons of superior talent and ability who will make substantial contributions to the growth and success of the Company and its businesses. The Compensation Committee endeavors to reach this goal by providing competitive programs of salary and other compensation for the Company's executives. The Compensation Committee seeks to provide executive compensation packages that recognize individual contributions, as well as a range of corporate results.

     To establish broad guidelines for the Company's compensation structure, the Compensation Committee sets policies for and reviews in general the compensation of the Company's officers and other members of senior management covered by performance incentive plans. As part of this process, it establishes the remuneration of the Company's chief executive officer and, together with the chief executive officer, reviews in depth the compensation of the other named officers whose compensation is detailed in this Proxy Statement as well as other officers. These reviews are designed to address the needs of the senior management team and also to ensure a consistent application of the compensation programs across a broader range of the Company's executives.

     The Compensation Committee regularly reviews the total compensation package for the Company's executives. The total compensation package consists of three basic elements--annual compensation; long-term compensation, primarily of the incentive variety; and retirement, savings and other welfare programs. In its more than 18 years of operation, the Company has had a tradition of significant equity ownership by its employees. As a result, the emphasis for long-term compensation has been focused on incentive programs with values related to Company stock. Significant stock ownership by executives aligns their interests with the Company's public and employee stockholders. In recent years, the importance of retirement and savings programs as well as traditional welfare benefit plans has increased. As a result, the Compensation Committee strives to develop and implement compensation policies and programs with an effective balance among the various elements.

     To establish compensation packages for executives, the Compensation Committee looks first to the competitive marketplace for executive talent in the domestic steel industry. It specifically considers the peer group against which the Company is compared under "Common Stock Performance" in this Proxy Statement, and similarly sized or situated manufacturing companies generally. The Compensation Committee retains the services of management compensation consultants to supply information about corporate compensation levels and considers their recommendations. The Compensation Committee seeks to set executive base salaries at the lower to middle range compared to base salaries of executives in comparable positions, and to augment those salaries with performance awards and other compensation elements which, if realized, would provide executive compensation in the upper middle range. While individual circumstances may differ, for the overall executive compensation package, the Compensation Committee intends to provide an aggregate compensation level for Company executives that, compared to other similarly situated companies, is in the middle range.

     Annual Compensation. The base salaries of executives are determined in accordance with a comparative approach to executive salaries as set forth in the preceding paragraph.

     For a number of years, additional performance compensation, or bonus, for executives depended on participation in the Company-wide Profit Sharing Plan ("Profit Sharing Plan") together, in some cases, with individually structured awards which varied from year to year. The Profit Sharing Plan generally provides that one third of the Company's adjusted net earnings is payable to its employees as profit sharing. For the year 1999, the Company paid profit sharing of $15.4 million under that plan to all participating employees. For 1999, the Named Executive Officers together with certain other executives did not participate in the Profit Sharing Plan. As a result of the Company's weak financial performance in 2000 and 2001, no profit sharing bonus payments were made to senior executives with respect to those years.

     Furthermore, upon the recommendation of the chief executive officer, the Compensation Committee approved awards to other senior officers of the additional cash bonuses for 1999 as shown or referred to in the summary compensation table. The Compensation Committee awarded the amounts senior officers to recognize their contributions for developing and realizing value for stockholders through the sale of a portion of the Company's interest in MetalSite L.P. which resulted in net cash proceeds of $170.1 million. In approving the awards, the Compensation Committee also considered carefully data supplied by its management compensation consultants concerning the competitive marketplace for executive talent. The awards made for 1999 paid in 2000 in part were intended to recognize the adverse economic factors which were beyond the control of and which adversely affected the compensation of the Company's senior executives which had arisen over the last several years. For the years 2000 and 2001, no additional cash bonuses were awarded to senior executives.

     For future periods when long-term incentive programs may not be in effect, the Compensation Committee anticipates that annual compensation for executives will depend primarily on salary and bonus, either pursuant to individual awards or contracts or from the Profit Sharing Plan or some combination of those elements.

     Long-term Incentive Compensation. The Compensation Committee designed and implemented a long-term incentive program for the years 2000-2002. The plan aligned awards with the Company's return on gross assets ("ROGA"). Such a plan was designed to focus Company managers on creating sustainable value for the stockholders measured by cash returns on invested capital. The Compensation Committee considers the ROGA standard more appropriate in today's business environment than the measurement factors used in the Company's former performance incentive plan. ROGA goals were not met for the years 2000 and 2001.

     Additionally, long-term incentive compensation for Company executives historically has included awards of stock options. Stock option awards are designed to promote stock ownership by executives, encourage them to remain in the employ of the Company and provide a greater community of interest between key employees as stockholders and stockholders in general through gains in stock price over an extended period of time. The Company's origins are tied to employee stock ownership, and option awards are intended to increase that sense of identification among executives, some of whom were not employed by the Company when major allocations of stock were made under the Company's first Employee Stock Ownership Plan (the "1984 ESOP"). The Company's 1987 Stock Option Plan (the "1987 Option Plan"), which allowed for the granting of options on up to 750,000 shares of Common Stock, was extended in 1997 for an additional term of 10 years; however, the number of shares subject to grant under the plan was not increased. As a result, new options at current market prices may be granted only as prior option grants (most of which were for ten year terms) lapse unexercised. Thus the 1987 Option Plan will not have any broad scale role in providing long-term, equity based incentive compensation value to executives.

     The Company's 1998 Stock Option Plan (the "1998 Option Plan") allows for the granting of options to purchase up to an aggregate of 6,500,000 shares of the Company's Common Stock. Like the 1987 Option Plan, the 1998 Option Plan provides only for the granting of nonqualified options. These option grants carry special incentive provisions. As a result of increased trading prices for the Company's Common Stock in first quarter 2000, 60% of the options granted prior to December 31, 1999 under the 1998 Option Plan vested in February 2000 and the remaining 40% vested in March 2000. For options granted during 2000 under the 1998 Option Plan, the options may vest and become exercisable on an accelerated basis depending upon sustained, significant improved trading prices for the Common Stock during the ten year option term.

     Supplemental Executive Retirement Plans. For senior managers who participated in the Company's non-qualified Supplemental Executive Retirement Plans (the "SERPs"), annual value was received by participants through payments made to fund retirement benefits and to provide for the payment of applicable income taxes. The Senior SERP plan was terminated effective December 31, 2001. For a further description, see "Pension Plan."

     Compensation of Chief Executive Officer. Mr. Walker, who has served as Chief Executive Officer since January 25, 2001, and as President and Chief Operating Officer since March 2000, has an employment agreement with the Company which at December 31, 2001 provided for the following significant items: (i) an annual base compensation of $395,000; (ii) a severance payment of 24 months base compensation; (iii) continued participation in certain incentive plans; (iv) receipt of life insurance benefits in excess of those provided pursuant to the Company's basic program of insurance for its employees; and (v) funding of benefits under the SERP in excess of other participants in those Plans. Subsequently, in April 2002 the Compensation Committee modified certain aspects of the employment agreement in a manner consistent with the policies and criteria set forth in this report. Mr. Walker's base and incentive compensation remained unchanged.

     Limitation on Deductibility of Certain Executive Compensation. Section 162(m) of the Internal Revenue Code denies a publicly held corporation, such as the Company, a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to or accrued for each of its chief executive officer and four other most highly compensated executive officers. "Performance based" compensation, such as that tied to increases in stock prices or achievement of pre-established goals, is generally not subject to the limitation on deductibility. For 2000 and 2001, the Company did not have any individual executive compensation meeting this criteria.

                                          MANAGEMENT DEVELOPMENT AND
                                          COMPENSATION COMMITTEE
                                          Robert S. Reitman, Chairman
                                          Michael Bozic
                                          Richard F. Schubert
                                          Ronald C. Whitaker
                                          D. Leonard Wise

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     No member of the Management Development and Compensation Committee is an officer or employee of the Company. No member of the Committee has a current or prior relationship, and no officer who is a statutory insider of the Company has a relationship to any other company required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors, composed of four independent directors and one union director, reviews, at least annually, the services performed and to be performed by the Company's independent public accountants and the fees charged for their services, and, in that connection, considers the effect of those fees on the independence of the accountants, in accordance with the Charter of the Audit Committee (attached as Annex A to this Proxy Statement).

     Management of the Company has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The Audit Committee is responsible for reviewing the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee also discusses with the Company's independent public accountants and management the Company's accounting policies and reporting practices, including the impact of alternative accounting policies. The Audit Committee reviews with the Company's internal audit department the scope and results of internal auditing procedures and the adequacy of accounting and financial systems and internal controls.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the Company's audited financial statements with management and the independent accountants. The Audit Committee discusses with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with the Audit Committee).

     In addition, the Audit Committee has discussed with the independent accountants the accountant's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

     The Audit Committee discussed with the Company's internal and independent accountants the overall scope and plan for their respective audits. The Audit Committee meets with the internal and independent accountants with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     The Audit Committee may authorize the Company's independent public accountants to perform special investigations or supplemental reviews as deemed desirable. The Audit Committee has considered the following in regard to services performed by Arthur Andersen LLP, as the Company's independent public accounting firm for the calendar year ended December 31, 2001:


Audit Fees:.................................................   $288,000
Tax Related Services:.......................................   $344,200
Other Consulting Services (including debt restructuring of
  $330,000):................................................   $571,200

     The Audit Committee considers the amounts paid in connection with non-audit services to Arthur Andersen LLP not to have compromised the independence of its outside auditors.

     In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K (as amended) for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     On June 4, 2002, the Company engaged KPMG LLP as its independent public accountants and dismissed Arthur Andersen LLP. The Audit Committee and the Board have also appointed KPMG LLP as the Company's independent public accountants for the year ended December 31, 2002.

                                          AUDIT COMMITTEE
                                          Ralph E. Reins, Chairman
                                          Richard R. Burt
                                          Robert J. D'Anniballe, Jr.
                                          Thomas R. Sturges
                                          D. Leonard Wise

                         COMMON STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative return of an assumed investment of $100 in Common Stock over the periods presented with the cumulative return on an equal investment over the same periods in a market capitalization weighted index comprised of the Company's peer group. The calculated return assumes the reinvestment of all dividends. This group of companies is composed of the other seven companies that, when combined with the Company, represent (in terms of net tonnage shipped) the eight largest, publicly traded domestic integrated steelmakers, namely: U.S. Steel Corporation; Bethlehem Steel Corporation; National Steel Corporation; Ispat Inland, Inc.; AK Steel Holding Corporation; Rouge Industries, Inc.; and WHX Corporation.

     The peer group has changed since the last annual meeting primarily due to a number of bankruptcies in the steel industry. The data used to construct the peer group includes the performance of Wheeling-Pittsburgh Steel Corporation (a subsidiary of WHX Corporation) which filed for Chapter 11 bankruptcy protection in November 2000, Bethlehem Steel Corporation which filed for Chapter 11 bankruptcy protection in December 2001, and National Steel Corporation which filed for bankruptcy protection in March 2002. U.S. Steel Corporation was separated from USX Corporation in December 2001. In September 2001, the Company's Common Stock was delisted by the New York Stock Exchange and is now quoted on the OTC Bulletin Board. The graph also compares an equal investment over the same periods in the S&P 500.

AMOUNTS IN DOLLARS

YEAR                                                     COMPANY                   PEER GROUP                    S&P 500
----                                                     -------                   ----------                    -------
1996                                                    $100.00                     $100.00                     $100.00
1997                                                      76.77                       92.19                      133.36
1998                                                      44.63                       67.01                      171.47
1999                                                     194.64                       86.90                      207.56
2000                                                      34.00                       32.92                      188.66
2001                                                       6.86                       34.39                      166.24

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth the beneficial ownership of our Common Stock, Series A Preferred Stock and Series C Preferred Stock as of September 15, 2002 by each person or group known by us to beneficially own more than five percent of the outstanding Common Stock, Series A Preferred Stock or Series C Preferred Stock, by each director and executive officer and by all directors and executive officers as a group. Included are those shares of Common Stock, if any, allocated under the 1984 ESOP. The table also sets forth the number of shares of Series A Preferred Stock, if any, allocated under the 1989 ESOP through the latest allocation date (December 31, 2001). The table also sets forth the number of shares of Series C Preferred Stock held by former holders of the Company's Senior Notes which were exchanged for new Senior Secured Notes and Series C Preferred Stock in a registered exchange offer (Registration Statement No. 333-72598) that was completed on June 18, 2002, and the percentage of outstanding Common Stock and Series A Preferred Stock represented thereby.

     Unless otherwise indicated, and except for shares allocated to the accounts of employees under the terms of the 1984 ESOP and 1989 ESOP, the holders of all shares shown in the table have sole voting and investment power with respect to such shares. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options or convertible stock exercisable or convertible by such person within 60 days of the date hereof are deemed outstanding for the purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders. Except as indicated in the footnotes, we believe that the persons named in the table have the sole voting and investment power with respect to all shares shown as beneficially owned by them. By its terms, the Series C Preferred Stock is non-voting except as required by applicable Delaware corporation law. Holders of Series C Preferred Stock may vote only on the Contingent Charter Amendment Proposal.

                                                                        COMMON STOCK
                                                              --------------------------------
                                                                 SHARES             PERCENT
                                                              BENEFICIALLY        BENEFICIALLY
NAME AND ADDRESS                                                 OWNED              OWNED(1)
----------------                                              ------------        ------------
United Bank, Inc., as Trustee under the 1984 ESOP
P.O. Box 393, Charleston, WV 25322..........................   7,215,844(2)           17.4%
Wendell Wood
410 Ednam Drive, Charlottesville, VA 22903..................   3,751,500(3)              9%
Michael Bozic...............................................     106,400(4)(6)           *
Richard R. Burt.............................................      43,660(4)(6)           *
Robert J. D'Anniballe, Jr...................................      20,521(4)(6)           *
George E. Doty, Jr..........................................      48,559(4)(6)           *
Mark G. Glyptis.............................................       3,719                 *
Mark E. Kaplan..............................................     131,000(5)              *
William R. Kiefer...........................................      64,861(5)              *
Ralph E. Reins..............................................      40,521(4)(6)           *

                                                                        COMMON STOCK
                                                              --------------------------------
                                                                 SHARES             PERCENT
                                                              BENEFICIALLY        BENEFICIALLY
NAME AND ADDRESS                                                 OWNED              OWNED(1)
----------------                                              ------------        ------------
Robert S. Reitman...........................................      73,476                 *
Richard F. Schubert.........................................      21,821(4)(6)           *
Edward L. Scram.............................................      13,837(5)              *
Thomas R. Sturges...........................................      47,733(4)(6)           *
John H. Walker..............................................     134,565(5)              *
Ronald C. Whitaker..........................................     119,852(4)(6)           *
D. Leonard Wise.............................................      10,055(6)              *
All directors and officers as a group (17 persons)..........     972,641(7)            2.3%

                                                                 SERIES A PREFERRED STOCK
                                                              ------------------------------
                                                                 SHARES           PERCENT
                                                              BENEFICIALLY      BENEFICIALLY
NAME AND ADDRESS                                                 OWNED            OWNED(1)
----------------                                              ------------      ------------
United Bank, Inc., as Trustee under the 1989 ESOP
P.O. Box 393, Charleston, WV 25322..........................   1,382,722(8)         91.0%
Mark G. Glyptis.............................................         421               *
Mark E. Kaplan..............................................         284               *
William R. Kiefer...........................................         767               *
Edward L. Scram.............................................         401               *
John H. Walker..............................................         518               *
All directors and executives as a group (17 persons)........       3,109               *

                                                                 SHARES           PERCENT
                                                              BENEFICIALLY      BENEFICIALLY
NAME AND ADDRESS                                                 OWNED            OWNED(1)
----------------                                              ------------      ------------
[Note: Information about the holders of Series C Preferred Stock to be provided. Holders of
Series C Preferred Stock are the former holders of the Company's Senior Notes which were exchanged for new Senior Secured Notes and Series C Preferred Stock in a registered exchange offer (Registration Statement No. 333-72598) that was completed on June 18, 2002.]
All directors and executives as a group (17 persons)

---------------

(1) An asterisk in this column indicates ownership of less than 1%.

(2) All shares have been allocated to the accounts of participants in the 1984 ESOP consisting of approximately 5,263 employees and former employees of the Company. Participants generally have full voting but limited dispositive power over securities allocated to their accounts.

(3) Based on a Schedule 13D filed by Mr. Wood dated December 15, 1999.

(4) Includes 94,043, 43,660, 20,521, 48,559, 20,521, 20,521, 40,349, 117,852 and
    10,055 shares credited to the accounts of Messrs. Bozic, Burt, D'Anniballe, Doty, Reins, Schubert, Sturges,

    Whitaker and Wise, respectively, under the Deferred Compensation Plan for Directors, over which shares the named individuals do not exercise voting and/or investment power until distribution.

(5) Includes shares subject to options currently exercisable (or exercisable within 60 days): Messrs. Walker 133,334, Kaplan 126,000, Kiefer 52,334, and Scram 12,000.

(6) Includes stock credited on the account balance method for 2000 directors' fees; 2001 directors' fees were deposited in cash in the trust.

(7) Includes 657,940 shares subject to options currently exercisable as of June 30, 2002.

(8) All shares have been allocated to the accounts of participants in the 1989 ESOP consisting of approximately 6,086 employees and former employees of the Company. Participants generally have full voting but limited dispositive power over securities allocated to their accounts.

                                  PROPOSAL TWO
                 AMENDMENT TO REDUCE SIZE OF BOARD OF DIRECTORS

INTRODUCTION

     The Board of Directors has unanimously approved an amendment to Article Fifth of the Restated Certificate of Incorporation to reduce the size of the Board of Directors from 14 persons to nine persons, consisting of five independent directors, two management directors and two union directors. The ESOP director position would be eliminated in conjunction with the decrease in the size of the Board. The Board of Directors currently consists of 12 persons, with two vacant positions. In accordance with the mandatory retirement provisions of the Restated Certificate of Incorporation, no director may be nominated for a term of office to commence on or after the date such director reaches age 65. Three of our present directors, Messrs. Reitman, Schubert and Wise, each of whom is 65 or older and also is a Class II director, will not be standing for reelection. In addition, Messrs. Reins and Doty will not be standing for reelection. The Board does not intend to fill any vacancy created by the reduction in the size of the Board.

     The Board has determined that it is in the best interests of the Company to formalize the action taken by the stockholders at this Annual Meeting to elect nine directors by amending Article Fifth of the Restated Certificate of Incorporation by fixing the size of the Board at nine members and by establishing three membership classes for the Board, consisting of five independent directors, two management directors and two union directors (including the president of the ISU). The Board also proposes to make a related change to Article III, Section 2 of the By-Laws to eliminate the reference to the ESOP director. No other changes to the size, composition or voting requirements with respect to Board action are being proposed.

     The Board believes that a smaller but representative Board will reduce substantially the costs to the Company, streamline Board committees and make more effective the exercise of Board responsibilities.

     If this proposal and the related By-Law amendment are approved, an amendment to the Restated Certificate of Incorporation would be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") immediately following the Annual Meeting.

COMPARISON OF STOCKHOLDER RIGHTS

     Differences between Article Fifth of the Company's Restated Certificate of Incorporation as now in effect and Article Fifth as proposed to be amended as well as a corresponding change to the Company's By-Laws would result in changes in the rights of the holders of Common Stock and Series A Preferred Stock. Following is a description of certain of such differences, based on the Delaware General Corporation Law, as amended (the "DGCL"), and the Restated Certificate of Incorporation as now in effect and as proposed to change. The form of the amendment to Article Fifth of the Restated Certificate of Incorporation and
Article III, Section 2 of the By-Laws are as set forth in Annex B to this Proxy Statement.

     Article Fifth of the Restated Certificate of Incorporation, as last amended in 1994, provides for a Board of Directors of 14 persons with provisions relating to the terms, classifications, qualifications and election and filling of vacancies as set forth in the Restated Certificate of Incorporation.

     The Restated Certificate of Incorporation currently in effect provides that:

     - three members of the Board shall serve by virtue of being the then president of the Union and two other individuals who are designated by the executive committee of the Union (the "Union Directors") so long as the Union represents at least 50% of all employees of the Company;

     - three members of the Board shall serve by virtue of being the chief executive officer of the Company and two other non-union employees of the Company designated by the chief executive officer (the "Management Directors");

     - seven members of the Board shall be individuals independent of and not affiliated with the Company or the Union nor have served within the previous two years as an advisor or consultant to the Company or the Union or engaged in a substantial financial transaction with the Company (the "Independent Directors"); and

     - one member of the Board (the "ESOP Director") shall be independent and designated by the ESOP Nominating Committee for the 1984 and the 1989 ESOPs.

     In addition, the Restated Certificate of Incorporation establishes procedures for the nomination of Independent Directors, limiting the age of directors to 65 at the time of their nomination or appointment, and procedures for filling vacancies and for removal of directors only for cause subject to an affirmative vote of at least 66 2/3% of the outstanding voting power.

     The proposed amendment to Article Fifth would modify the membership requirements in the Restated Certificate of Incorporation. The size of the Board would be fixed at nine members, consisting of five Independent Directors, two Union Directors and two Management Directors, as compared to the current 14 member Board. The ESOP Director position would be eliminated. The provisions relating to staggered three year terms of office for directors will not be modified.

     Article III, Section 2(b) of the By-Laws currently provides that a Nominating Committee will be appointed by the Board of Directors for the purposes of identifying, screening and recommending nominees for Independent Directors. Article III provides that the Nominating Committee will consist of five directors, including the director who is president of the ISU, the chief executive officer of the Company, the ESOP Director and two Independent Directors. Section 2(b) provides that it may only be amended or repealed upon the affirmative vote of at least 80% of the total eligible votes represented by the issued and outstanding Common Stock and Series A Preferred Stock, voting together as a single class. The proposed amendment to the By-Laws would eliminate the requirement that an ESOP Director be a member of the Nominating Committee as well as the 80% vote requirement to amend or repeal Section 2(b) of
Article III.

VOTE REQUIRED

     The affirmative vote of at least 80% of the total eligible votes represented by the issued and outstanding Common Stock and Series A Preferred Stock, voting together as a single class, is required to approve this proposal, including the corresponding change to our By-Laws. Abstentions will have the effect of a negative vote.

                                 PROPOSAL THREE
                     CONTINGENT CHARTER AMENDMENT PROPOSAL

CURRENT STATE OF THE UNITED STATES STEEL INDUSTRY

     The United States steel industry has been in a state of crisis characterized by record operating losses, more than two dozen bankruptcies, and closure of a significant amount of productive capacity in 2001 and early 2002. The domestic steel industry is cyclical and highly competitive and is affected by excess world capacity that has limited price increases during periods of economic growth and led to greater price competition during periods of slowing demand and/or increasing supply.

     Weirton, like most United States integrated steel producers, has sustained significant operating losses and a decrease of liquidity as a result of adverse market conditions due to the current slowing economic conditions, which have been exacerbated by the September 11, 2001 terrorist attacks on the United States, and depressed selling prices caused in substantial part by dramatic increases in imported steel in the period 1998 through early 2002.

     The following chart illustrates the relationship between the cyclicality and volatility of selling prices of benchmark commodity hot band product and U.S. steel industry's distressed financial condition during the period 1997 through August 2002:

           [INDUSTRY CYCLICALITY AND MAJOR STEEL BANKRUPTCIES CHART]

YEAR          WEIRTON HR BAND   CAPACITY UTILIZATION
----          ---------------   --------------------
1997........       $355                 89.3
                   $360                 93.3
                   $360                 93.6
                   $360                 93.2
                   $360                 91.9
                   $350                 91
                   $350                 89.1
                   $345                 90.4
                   $320                 95.2
                   $320                 90.9
                   $310                 93.6
                   $310                 90.3
1998........       $320                 90
                   $320                 95.2
                   $320                 93.1
                   $330                 92.5
                   $330                 89.1
                   $330                 86.1
                   $305                 83
                   $305                 86.4
                   $300                 83
                   $280                 81
                   $270                 74.4
                   $260                 74.8
1999........       $255                 77.2
                   $250                 79.5
                   $250                 81.1
                   $260                 81.8
                   $270                 81.7
                   $275                 79.7
                   $280                 79.4
                   $280                 82.8
                   $290                 82.3
                   $300                 88.2
                   $300                 89.1
                   $310                 88.5
2000........       $320                 88.6
                   $330                 91.7
                   $330                 92.6
                   $340                 93.6
                   $340                 93.4
                   $325                 89.6
                   $300                 87.3
                   $290                 83.9
                   $270                 83.6
                   $260                 79.8
                   $230                 76.9
                   $235                 70.2
2001........       $225                 75.5
                   $220                 77.0
                   $220                 81.2
                   $230                 78.4
                   $240                 77.7
                   $240                 77
                   $240                 77.2
                   $240                 77.3
                   $230                 75.2
                   $215                 70.3
                   $215                 69.6
                   $210                 63.3
2002........       $220                 74.3
                   $230                 88.2
                   $260                 88.8
                   $290                 89
                   $320                 90.4
                   $340                 89.7
                   $400                 88.1
                   $380                 89.9

     We believe that the imposition of tariffs on March 5, 2002 under the
Section 201 order has had the effect of restricting steel imports to the United States thus far in 2002 and the selling prices and shipment volumes have improved from what we otherwise would have realized without the imposition of tariffs. We also believe that the improvements in selling prices and shipment volumes have been supply driven. Some flat rolled product capacity has recently restarted, and we anticipate further capacity may restart in the near future. If the economy does not recover from its current state and capacity rationalizations in flat rolled products do not occur, these improvements may be in jeopardy. Due to pending litigation and the large number and variety of forces that impact the markets for our products, we are not able to quantify the specific effects of the Section 201 ruling.

     The crisis in the United States steel industry and the recent imposition of tariffs as a result of the Section 201 proceeding regarding the illegal dumping of steel by foreign competitors may provide a limited window for a restructuring of the United States steel industry to take place, greatly increasing the chances for a meaningful transformation of the United States steel industry. The Bush Administration has clearly indicated that the tariffs are to provide short-term relief to permit industry consolidation and cost reductions. The Administration recently reinforced the urgency of action and the short-term nature of the relief in a number of meetings with steel industry executives and by granting over 500 exclusions from the
Section 201 order. The Section 201 relief is subject to a review after 18 months from April 2002 by the International Trade Commission, which has the authority to continue or terminate the tariffs.

OUR STRATEGIC PLAN

     Fundamental Repositioning of Our Business. We seek to strengthen our position as a leading domestic full range producer of higher margin tin mill products by further shifting our product mix toward higher margin value-added products and away from lower margin, commodity flat-rolled sheet products principally through strategic acquisitions and targeted investments.

     Our strategy to achieve this objective is to capitalize on our extensive market presence and strong competitive position as the second largest domestic producer of tin mill products and to leverage our existing strengths. These strengths include our superior product quality and range of product offerings, our strategic partnerships with large existing customers, and the design and configuration of our principal steel making facilities which are best suited to the production of narrow width tin mill and coated products.

     We are also pursuing other strategic opportunities in order to add new product capabilities, better serve existing customers and attract new customers and to lower our raw material and operating costs as well as niche market opportunities for higher margin value-added sheet products. The Company continues to evaluate opportunities to transform Weirton into a supplier of materials and solutions to the packaging industry. For example, the Company believes that, through its polymer coating technology and other developments from its Weirtec research unit, it can enhance Weirton's share of the tin mill products market, as well as promote the continued use of tin mill products by customers in the packaging industry.

     Unlike commodity sheet products which are produced and sold in high volume and standard dimensions and specifications, tin mill and other value-added products require further processing and as a result generally command higher profit margins and typically are less affected by imports and domestic competition. Demand for tin mill products is generally stable over the typical business cycle compared to the more volatile markets for sheet steel products used in the construction, appliance and automotive industries due to a more stable end market for canned food, aerosol and other consumer products. All of our tin mill products sales are based upon contracts of one year or more and are, therefore, less subject to price volatility than spot market sales. Domestic supply of tin mill products has been limited by the relatively small number of domestic producers, recent facility rationalizations, the effects of the anti-dumping determination made by the International Trade Commission in August 2000 (which has recently been vacated by a court and is being appealed), and the impact of the Section 201 order. These are significant barriers to entry by new competitors.

     The successful execution of the Company's strategic plan would permit the shift of its production output away from the lower margin, more volatile commodity sheet market, where Weirton's market share is less than 5%, into the more profitable and stable tin mill products market where Weirton is the second largest domestic producer with a market share of approximately 25% and into other higher margin value-added product markets.

     Acquisition Possibilities. We intend to pursue the acquisition of strategic assets, including tin-related assets, from other United States steel producers that are also seeking to reposition their businesses and leverage their core competitive strengths. Under current distressed industry conditions, we believe that we may have opportunities to purchase assets, including tin mill assets, on acceptable terms in the near term. We will also explore other strategic opportunities to enhance or broaden our product lines and leverage our customer base. For example, in early 2001 the Company most recently explored the possibility of acquiring from Wheeling-Pittsburgh Steel Corporation its construction products division and coke plant as well as its tin mill operations and in prior years actively discussed the possibility of a business combination with Wheeling-Pittsburgh Steel.

     The bankruptcy of several of Weirton's key U.S. steel industry competitors provides Weirton with a unique opportunity to acquire strategic assets, including tin-related assets, to solidify its position as a leading TMP supplier in the United States and to become a more cost effective producer as these bankrupt U.S. steel producers seek to reposition their businesses and leverage their core competitive strengths.

     Potential acquisitions, whether effected by merger, consolidation, purchase, lease or other transfer of assets, will be evaluated based on a variety of financial, strategic and operational criteria, including their ability to better serve our existing customers and attract new customers, add new product capabilities and meet well-defined financial criteria, including return on investment and enhancement of our operating cash flow.

     The Company's ability to make acquisitions will be subject to obtaining the consent of its lenders under the senior credit facility and to its compliance with the provisions of the senior credit facility and the restrictive covenants in the indenture governing its new senior secured notes. The Company expects that acquisitions consistent with its strategic plan will be financed out of a combination of available internally generated funds, permitted working capital borrowings under its senior credit facility, outside debt or equity financing, and consideration acceptable to the seller.

     Tin Mill Products Focus. Tin mill products, or TMP, are the stock materials used in the container and packaging industry to make food and aerosol cans, paint/varnish containers and oil filters. The domestic TMP market is approximately 4 million tons per year, of which approximately 15% is currently imported. Weirton accounts for approximately 25% of domestic production.

     The principal customers for TMP is the can industry, which itself experienced significant consolidation in the 1990s. The six largest domestic can manufacturers now consume nearly 90% of all domestic TMP produced for can manufacturing. These six manufacturers accounted for approximately 32% of Weirton's total sales and 62% of Weirton's TMP sales in 2001. The demand for containers in the United States exceeds 230 billion units annually, or more than $32 billion of value. 60% of the total demand of 230 billion units, or 136 billion units, is aluminum and metal food and beverage cans. Food (sanitary) and general packaging cans represent approximately 29 billion units of the total, or $4 billion of value. Aluminum sheet dominates the beverage segment and accounts for approximately 15% of the sanitary (food) market. TMP dominates the food segment and accounts for virtually all of the general line/aerosol segment.

     Nearly 100% of the material in a typical steel can is tin mill product, which represents approximately 50% of total can manufacturing costs. Glass and plastics are the major competitors to metal, with plastics in particular emerging as a packaging solution in the broader food market, however, steel can's superior strength, sanitary features, cost effectiveness and the significant capital costs required to convert to other packaging materials have kept steel cans the package of choice for many food products. As a result, the growth for TMP has been relatively stable and is expected to continue at a comparable rate into the future.

     A strategy that includes the acquisition of tin mill assets, separately or in combination with the acquisition of other assets and businesses, is expected to have the following effects on Weirton's business:

     - consolidation of Weirton's position as an industry leader in the production of TMP;

     - focus Weirton's business on its core operational capabilities and customer base;

     - reduce Weirton's exposure to the volatile commodity flat rolled sheet market; and

     - create a platform for further expansion as a supplier of materials and solutions to the packaging industry.

     Weirton believes that, as a result of its core capabilities in the production and marketing of TMP, it could efficiently integrate the planned acquisitions into its operations:

     - the Company's 48" narrow strip width capabilities are able to efficiently provide TMP substrate to acquired downstream finishing assets which in turn will increase the capacity utilization of Weirton's sheet steel production;

     - the Company has strong relationships with the largest domestic tin mill products consumers and understands the quality and delivery requirements that the market place demands;

     - Weirton believes the potential acquisitions would enhance its relationship with existing customers as well as enable it to access new customers that it previously did not supply; and

     - Weirton's history of market innovation and providing expertise in handling critical specifications to market light gauge, narrow width products to coated sheet steel customers will further enhance these customer relationships.

     Assuming the acquisition of select tin mill assets on acceptable terms, Weirton estimates that it could increase its TMP output from approximately 36% of its current raw stock capacity to 70%, although it can give no assurance that it will successfully acquire any tin mill assets or other steel assets from other domestic producers. While TMP pricing is comparatively stable relative to flat rolled sheet due to its contract basis, Weirton expects that the new mix of production output could result in higher, more stable margins. From a customer perspective, Weirton believes that it is well-positioned geographically to serve the TMP market.

     As a result of distressed steel industry conditions and recent consolidation among TMP customers, the Company believes that significant consolidation among domestic TMP producers is likely to occur in the near term. Weirton's competition among domestic TMP manufacturers is limited to U.S. Steel, USS-POSCO Industries Corporation, Bethlehem Steel, National Steel and Ohio Coatings (which is 50% owned by Wheeling-Pittsburgh Steel and Dong Yang, a Korean steel manufacturer). National Steel, Bethlehem Steel and Wheeling-Pittsburgh Steel, the 50% owner of Ohio Coatings, have filed for bankruptcy protection. In an initial round of consolidation, U.S. Steel acquired LTV's tin assets in 2000 and shutdown LTV's Aliquippa, Pennsylvania tin facilities, and closed some of its own chrome-coated capacity at its Fairless, Pennsylvania works. U.S. Steel has also publicly announced its intention to pursue acquisitions and mergers with domestic steel producers.

     The table shows estimated 2002 market shares based on domestic shipments of
TMP:

                                                                ESTIMATED 2002
                                                               SHARE OF DOMESTIC
                                                                  TMP MARKET
                                                               -----------------
U.S. Steel (including USS-POSCO)............................           40%
Weirton Steel...............................................           25%
National Steel..............................................           15%
Bethlehem Steel.............................................           14%
Ohio Coatings (Wheeling-Pittsburgh).........................            6%
                                                                      ---
  TOTAL.....................................................          100%
                                                                      ===

---------------

Source: Company estimates

CONTINGENT CHARTER AMENDMENT PROPOSAL

     IN ORDER TO ATTRACT CRITICALLY NEEDED NEW INVESTMENT TO FUND OUR STRATEGIC PLAN, SIGNIFICANT CHANGES MUST BE MADE AT THIS TIME TO INCREASE OUR AUTHORIZED CAPITAL AND TO MODIFY THE SUPERMAJORITY AND OTHER GOVERNANCE PROVISIONS IN THE COMPANY'S EXISTING RESTATED CERTIFICATE OF INCORPORATION SERIES A PREFERRED STOCK IN ORDER FOR THE COMPANY TO BE RECOGNIZED IN THE MARKETPLACE AS A CREDIBLE ACQUIRER AND AN ATTRACTIVE CANDIDATE FOR NEW INVESTMENT.

     The Board of Directors has unanimously approved the contingent charter amendment proposal which provides for the amendment and restatement of the Company's Restated Certificate of Incorporation (the "New Certificate of Incorporation") and Bylaws (the "New Bylaws"), TO BE EFFECTIVE IN THE EVENT OF, AND CONTINGENT UPON, the occurrence of an acquisition or investment funded by new investors which constitutes a "transformative event" approved by at least 90% of our Board of Directors.

     The proposed amendments would provide the Company with governance arrangements more typical of a publicly-held Delaware corporation without special Board or stockholder rights or protections. The current provisions of the Restated Certificate of Incorporation and the disproportionate voting power of the Series A Preferred Stock present barriers to the Company's ability to attract necessary equity capital, thus effectively thwarting any major asset acquisition program and the ability to attract necessary outside capital. The Company has proposed amendments to its 1989 ESOP to permit the mandatory exchange of all Series A Preferred Stock held by the ESOP for new shares of Company Common Stock. See "Other Approval Requirements by 1989 ESOP Participants."

     The proposed contingent amendments to the existing Restated Certificate of Incorporation of the Company would include the following:

     - Increase the authorized capitalization of the Company from 57,500,000 shares, consisting of 7,500,000 shares of Preferred Stock and 50,000,000 shares of Common Stock to 275,000,000 shares, consisting of 25,000,000 shares of Preferred Stock and 250,000,000 shares of Common Stock.

     - Change the size and composition of the Board of Directors by amending the provisions relating to the qualifications for being a member of the Board (except that union-designated directors would be granted representation on the terms described below), the staggered terms of the Board, the nomination procedures relating to the independent directors or the number of members constituting the Board, or provisions relating to the restriction against stockholders action by written consent or the ability to call a special meeting. Representation on the Board by a union-designated member would equal 20% of the total number of directors, but not less than two, which provision could not be amended without the approval of stockholders holding at least 80% of the voting power in the first year and declining to a simple majority in the fourth year following the Annual Meeting.

     - All actions of the Board, including the issuance of securities, would require a simple majority of directors for approval.

     - All actions requiring stockholder approval would conform to the voting requirements of the DGCL and all provisions relating to supermajority voting (e.g. 80% affirmative vote) by the stockholders would be eliminated. For example, proposed charter amendments would require the affirmative vote of a majority of the outstanding voting stock (except as noted with respect to union designated directors); mergers and sales of substantially all of the assets of the Company would require the affirmative vote of a majority vote of the stockholders; stockholders would be entitled to vote all their shares regardless of ownership percentage and not be limited to a 5% ownership of voting stock; transactions with stockholders would not be subject to a vote of the stockholders unless specifically required by the DGCL.

     The proposed amendments to the existing Bylaws of the Company would be to conform the New Bylaws to the proposed changes in the New Certificate of Incorporation.

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

     The Board of Directors has defined a "transformative event" to be one which meets EACH of the following tests described in paragraphs (a), (b) and (c) below:

          (a) a person or group obtains a controlling interest in the Company (defined to be beneficial ownership of at least 50% of the voting power or sufficient percentage ownership of our voting stock to elect or control the majority of our Board of Directors) through an equity or equity-linked investment, the proceeds of which are used directly or indirectly to finance an acquisition or investment, or a series of acquisitions or investments, described in (b) below; and

          (b) the acquisition of or investment, or a series of acquisitions or investments, whether effected by merger, consolidation, purchase, lease or other transfer of assets, in (x) businesses or assets which are used in the business or making, processing or distributing steel products, including tin mill assets, or (y) related businesses where the acquisition or investment is consistent with the Company's strategy to focus primarily on higher margin, value added products, or (z) in businesses or assets which would result in a reduction of the Company's operating costs, or a combination of the above; and

          (c) the transaction or transactions described in clauses (a) and (b), as presented to the Board of Directors for approval, include terms that require, as a condition to the completion of such transaction or transactions, the person or group acquiring a controlling interest in the Company to enter into collective bargaining or similar labor agreements for a period of not less than three years from the date of the completion of the transaction or transactions, covering at least 80% of all represented employees of the Company, on terms that are reasonably acceptable to such employees, or at the discretion of the collective bargaining agent to agree to be bound by existing labor agreements.

     In the case of a strategic acquisition of assets, for example, funded in part by an outside investment through the Company's issuance of equity or equity-linked securities, no further action would be required on the part of the stockholders. In the case of a merger or business combination involving the Company which does not otherwise constitute a "transformative event" as defined and which otherwise would require stockholder approval under the DGCL, the transaction would be submitted to the stockholders for approval under the existing Restated Certificate of Incorporation. The affirmative vote of at least 80% of the eligible voting power would be required to approve such a transaction. For example, if a domestic or foreign steel company were to offer to acquire the capital stock or substantially all of the assets of Weirton through a merger or other transaction, approval by the Board and the stockholders would be required.

REASONS FOR THE CONTINGENT CHARTER AGREEMENT PROPOSAL

     Weirton is seeking necessary new equity investment in the near term to pursue its strategic repositioning to focus primarily on higher margin, value added products and to reduce operating costs. The Company seeks to consolidate its leadership position in the tin mill products segment of the packaging materials industry.

     While the Company has recently stabilized its financial position through the successful completion of the first four steps of its five step voluntary, out-of-court financial and operational restructuring and has benefited from a reduction in U.S. steel production capacity and significant import relief, funding the strategic repositioning of its business through acquisitions and investments will require significant additional equity or equity-linked investment as well as additional working capital and long-term debt, subject to restrictions in its senior credit facility and in its secured senior notes. Because of the Company's weak financial position and a difficult steel industry environment in recent years, the Company's equity market capitalization is only approximately $25 million and its anticipated additional equity-linked funding needs to permit it to pursue its acquisition strategy are expected to range between $50 million and $100 million depending on the acquisition.

     The timing and dollar amount of new financing needed will depend on the targeted acquisitions; however, the Company currently estimates that it will need up to $100 million of new equity, coupled with additional working capital and term indebtedness, as part of the total consideration that may be required. An equity investment of the complete amount sought would represent a controlling interest in the Company.

     The Company's ability to make a fully-financed bid for assets, for example, from domestic steel producers, a number of which are now in bankruptcy where the timing and circumstances necessary to make a successful bid are subject to bankruptcy court procedures, as well as in non-bankruptcy situations, will be substantially dependent upon:

     - the Company's credibility as a serious bidder to make a fully-financed bid in competition with other bidders and to close a sale transaction on an expedited basis (as short as 30 days);

     - the Company's ability to raise substantial outside financing from equity sources or strategic partners where new equity ownership is not restricted by supermajority and other governance provisions in the Company's existing Restated Certificate of Incorporation, which, if unchanged, would deny a new investor or strategic partner the ability to elect a majority of the Board and to exercise voting power commensurate with its level of investment; and

     - the ability of the Board of Directors to act in a timely manner on an informed basis as opportunities arise and to approve the terms of an acquisition or business combination transaction and any related equity investment and new debt financing, without the significant delays and risks associated with seeking the favorable vote of holders of at least 80% of the eligible voting power of the Company's Common Stock and Series A Preferred Stock. The delay and the risks associated with obtaining stockholder approval effectively eliminates the Company as a credible bidder and jeopardizes its ability to pursue its strategic plan.

     Without the ability to act quickly and credibly as acquisition opportunities arise and to obtain sufficient equity and debt funding on acceptable terms, the Company will be unable to accomplish the necessary fundamental repositioning of its business.

     FAILURE OF THE STOCKHOLDERS TO APPROVE THIS CONTINGENT CHARTER AMENDMENT PROPOSAL AND INABILITY OF THE COMPANY TO OBTAIN NECESSARY ACQUISITION FUNDING WOULD DENY THE COMPANY THE OPPORTUNITY TO PURSUE THIS INDEPENDENT GROWTH STRATEGY AND RENDER IT MORE VULNERABLE TO A FUTURE DOWNTURN IN THE STEEL INDUSTRY BUSINESS CYCLE. THE COMPANY BELIEVES THAT IN AN INDUSTRY DOWNTURN SIMILAR TO THAT EXPERIENCED IN 2000 AND 2001, THE COMPANY MAY BE FORCED TO SEEK BANKRUPTCY PROTECTION OR COMMENCE LIQUIDATION PROCEEDINGS.

     Finally, the Board believes that, in light of our current financial position and uncertain prospects, a failure by our stockholders to permit the Company to pursue a fundamental restructuring of this business through strategic acquisitions and targeted investments could also mean that key employees, including members of senior management, may not have an incentive to stay with the Company. The loss of the services of one or more of such individuals could adversely affect our business, financial condition, results of operations or prospects.

BOARD DISCRETION TO IMPLEMENT THE CONTINGENT CHARTER AMENDMENT PROPOSAL

     If the contingent charter amendment proposal is approved by the stockholders of the Company at the Annual Meeting, the effectiveness of the New Certificate of Incorporation and the Bylaws would be contingent, and effective in the future, upon approval by the Board of Directors of a "transformative event." Upon approval by the Board of Directors, the New Certificate of Incorporation would be filed with the Delaware Secretary of State in order to permit the consummation of a "transformative event". The New Bylaws would become effective at the time of the filing of the New Certificate of Incorporation.

     The Board would consider whether any proposed acquisition or investment constitutes a "transformative event" and review all material terms, including any related debt and equity financing and collective bargaining agreements, to determine whether the proposed transaction is in the best interests of the Company. The Board would be required to approve any such transaction by a vote of 90% of the directors.

COMPARISON OF STOCKHOLDER RIGHTS

     Differences between the Company's Restated Certificate of Incorporation and Bylaws now in effect and the New Certificate of Incorporation and the New Bylaws to be contingent upon and effective in the event of a "significant transaction" approved by the Board of Directors would result in changes in the rights of holders of Common Stock, Series A Preferred Stock and Series C Preferred Stock.

     Following is a description of certain of such differences, based on the DGCL as in effect and the Restated Certificate of Incorporation, the Bylaws of Weirton now in effect and as proposed to change. The form of the New Certificate of Incorporation is as set forth in Annex C to this Proxy Statement.

     Increase in Authorized Capitalization. The Restated Certificate of Incorporation provides for a total authorized capitalization of 57,500,000 shares, consisting of 7,500,000 shares of Preferred Stock and 50,000,000 shares of Common Stock. The New Certificate of Incorporation would provide for an increase in the Company's authorized capitalization to 275,000,000 shares, consisting of 25,000,000 shares of Preferred Stock and 250,000,000 shares of Common Stock.

     The Board of Directors believes that the proposed amendment to increase the authorized capital stock will provide the Company with an adequate supply of shares available for general corporate purposes. If approved by the stockholders of the Company, such additional authorized shares would be available for issuance without further stockholder approval. The Board of Directors considers the proposed increase in authorized capital stock desirable because it would provide the Company with the ability to take advantage of future opportunities for the issuance of equity in connection with financings, including the equity investor required to implement the Company's acquisition strategy, possible future acquisitions, and for other general corporate purposes, including stock dividends, stock splits and employee benefit plans, without the delay and expense incident to the holding of a special meeting of stockholders to consider any specific issuance. Such additional shares could also be issued in a public offering or privately placed in order to raise capital for various purposes.

     Currently, the Company is not engaged in any negotiations concerning the issuance of any shares of capital stock, nor are there any plans, commitments, agreements or understandings relating to the issuance of any additional shares of capital stock. The timing of the actual issuance of additional shares will depend upon market conditions, the specific purpose for which the stock is to be issued and other similar factors.

     The primary purpose of the increase in authorized capital is to provide the Company with the flexibility to raise additional capital from the shares of capital stock and to take advantage of possible future opportunities for which the issuance of additional shares may be deemed advisable without the delay and expense incident to calling a special meeting of the Company's stockholders in any case in which such a meeting would not otherwise be required.

     The issuance of additional shares of capital stock may be deemed to have an anti-takeover effect since such shares may be used, under certain circumstances, to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The increase in authorized capital stock may also be viewed as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the capital stock, to acquire control of the Company, since the issuance of additional shares may be used to dilute such person's ownership of shares of the Company's voting stock. The increase in authorized capital has not been proposed as an anti-takeover measure nor is the Board of Directors aware of any offers to acquire control of the Company.

     Statutory Provisions Affecting Business Combinations And Control Share Acquisitions. Delaware has enacted a business combination statute, Section 203 of the DGCL ("Section 203") which provides that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") may not engage in a "business combination" with the corporation for a period of three years following the time the person became an interested stockholder, unless (i) the Board of Directors of the corporation approved, prior to such time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in that person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are directors and officers of that corporation and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the Board of Directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding shares of voting stock now owned by the interested stockholder.

     In determining whether a stockholder is the "owner" of 15% or more of a corporation's voting stock for purposes of Section 203, ownership is defined to include the right, director or indirectly, to acquire stock or to control the voting or disposition of stock. A "business combination" is defined to include
(i) mergers or consolidations of a corporation with an interested stockholder,
(ii) sales or other dispositions of ten percent or more of the assets of a corporation with or to an interested stockholder, (iii) certain transactions resulting in the issuance or transfer to an interested stockholder of any stock of a corporation or its subsidiaries, (iv) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by an interested stockholder, and (v) receipt by an interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits from, by or to a corporation or any of its majority-owned subsidiaries.

     Since neither the existing Restated Certificate of Incorporation and Bylaws nor the proposed New Certificate of Incorporation and New Bylaws contain a provision expressly electing not to be governed by Section 203, Weirton is subject to Section 203.

     Charter Provisions Affecting Control And Other Transactions. Article Tenth of the Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the outstanding voting power of "eligible" shares of the Company Common Stock to approve certain fundamental changes such as:

     - a merger, consolidation or sale or other disposition of substantially all of the Company's assets;

     - the liquidation or dissolution of the Company;

     - the sale, lease, transfer or other disposition of assets of the Company to a "significant shareholder" representing 2 1/2% or more of: (a) the aggregate market value of all assets of the Company; (b) the earning power or net income of the Company; or (c) the Company's net assets as of the most recently ended fiscal quarter;

     - the issuance or transfer by the Company or any subsidiary of the Company with an aggregate market value greater than 1% of the aggregate market value of all of the Company's outstanding capital stock to a "significant stockholder", except under certain circumstances;

     - any reclassification of securities or recapitalization of the Company or any merger or consolidation with any subsidiary of the Company proposed by or under any agreement with a "significant stockholder" which could have the effect of increasing by 5% or more the proportionate share of outstanding voting shares, directly or indirectly owned by such significant stockholder;

     - any receipt by a "significant stockholder" of any loans or other financial assistance or tax advantage provided by the Company;

     - any amendment of the Restated Certificate or the Bylaws of the Company which would amend Article Fourth (except for paragraph (a)), or amend any provision relating to the qualifications for being a member of the Board of Directors, the nomination procedures relating to independent directors or the number of members constituting the entire Board of Directors, or Article Ninth of the Restated Certificate relating to the restriction against stockholder action by written consent or the ability to call a special meeting of stockholders;

     - change the limitation of "significant stockholders" to vote any shares representing more than 5% of the total voting power; or

     - any amendment or change to the foregoing provisions requiring 80% approval.

A "significant stockholder" is defined as any person who owns beneficially a number of shares of Common Stock that is greater than 5% of the outstanding shares of Common Stock, and any and all associates and affiliates of such person.

     The New Certificate of Incorporation does not contain similar provisions relating to fundamental changes or to transactions with substantial shareholders. Under the DGCL and the New Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote is required to approve certain transactions of the type referred to above. Class voting by one or more classes of Weirton's stock may also be required under certain circumstances.

     Cumulative Voting. The DGCL states that the certificate of incorporation of any Delaware corporation may provide that at all or at certain elections of directors each holder of stock entitled to vote may vote cumulatively for directors.

     Neither the Restated Certificate of Incorporation nor the New Certificate of Incorporation expressly provides that the stockholders of the Company will have the right to cumulate their votes in the election of directors.

     Size And Composition Of Board Of Directors. Article Fifth of the Restated Certificate of Incorporation, as last amended in 1994, provides for a Board of Directors of 14 persons with provisions relating to the terms, classifications, qualifications and election and filling of vacancies as set forth in the Restated Certificate of Incorporation.

     The Restated Certificate of Incorporation, and without giving effect to the current proposal to amend Article Fifth, provides that:

     - three members of the Board shall serve by virtue of being the then president of the Union and two other individuals who are designated by the executive committee of the Union

       (the "Union Directors") so long as the Union represents at least 50% of all employees of the Company;

     - three members of the Board shall serve by virtue of being the chief executive officer of the Company and two other non-union employees of the Company designated by the chief executive officer (the "Management Directors");

     - seven members of the Board shall be individuals independent of and not affiliated with the Company or the Union nor have served within the previous two years as an advisor or consultant to the Company or the Union or engaged in a substantial financial transaction with the Company (the "Independent Directors"); and

     - one member of the Board (the "ESOP Director") shall be independent and designated by the ESOP Nominating Committee for the 1984 and the 1989 ESOPs.

     In addition, the Restated Certificate of Incorporation establishes procedures for the nomination of Independent Directors, limiting the age of directors to 65 at the time of their nomination or appointment, and procedures for filling vacancies and for removal of directors only for cause subject to an affirmative vote of at least 66 2/3% of the outstanding voting power.

     The proposed amendments to Article Fifth, described elsewhere, would modify the membership requirements in a manner consistent with the New Certificate of Incorporation.

     The New Certificate of Incorporation and New Bylaws eliminate the foregoing qualifications for directors to be elected and serve and provide that the size of the Board shall be established by the Board and have at least three members, except that union-designated directors would have the greater of 20% of the total seats on the Board or two. These provisions could be amended only by a supermajority vote of the stockholders over a three-year period. The age of directors would be limited to 70 at the time of their nomination or appointment. The directors of the Company would be elected annually to serve one-year terms.

     Classification Of Directors. Under the Restated Certificate of Incorporation, the Board of Directors consists of 14 persons divided into three classes of directors comprised as nearly as practicable of one-third of the Board and one class of directors is elected at each annual meeting of shareholders to serve a three-year term.

     The New Certificate of Incorporation will provide that the Company's Board of Directors will consist of a single class of directors elected annually to serve a one-year term.

     Right To Call A Special Meeting. The DGCL provides that a special meeting of the stockholders of a Delaware corporation may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or bylaws of such corporation.

     The Restated Certificate of Incorporation and Bylaws provide that special meetings may be called by the Company's chief executive officer, by a majority of the Board of Directors or upon written request of a majority of stockholders with voting power. No action may be taken by stockholders by written consent in lieu of a meeting.

     The New Certificate of Incorporation provides that stockholders shall have no authority to call a special meeting of the stockholders. Under the New Bylaws, a special meeting may only be called by the Chairman of the Board or the chief executive officer or by the Board of Directors pursuant to a resolution passed by a majority of the directors then in office. The New Certificate of Incorporation and New Bylaws further provide that only such business will be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice thereof. Nominations of persons for election to the Board of Directors of the Company may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record at the time of the giving of notice of such meeting. Nominations by a stockholder of persons for election to the Board of Directors may be made if the stockholder's notice is delivered to the Secretary of the Company not earlier than the 90th day prior to such special meeting and no later than the 75th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the special meeting and of the nominee proposed by the Board of Directors to be elected at such meeting.

     Procedures To Bring Business Before A Meeting And Action By Consent. The Restated Certificate of Incorporation provides that annual meetings of its stockholders will be held for the election of directors and the transaction of such other business as may properly come before the stockholders. The New Certificate of Incorporation provides that in order for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to the Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

     The New Certificate of Incorporation provides that any action required to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such stockholders and may not be effected by the written consent of such stockholders.

     Fiduciary Duties Of Directors. Delaware law provides that a corporation's Board of Directors has the ultimate responsibility for managing the business and affairs of the corporation. The DGCL is silent as to the nature of the duties of directors of a Delaware corporation. Delaware courts have held that the duty of care requires the directors to exercise an informed business judgment. Under Delaware case law, an informed business judgment means that the directors have informed themselves of all material information reasonable available to them. Having become so informed, they then must act with requisite care in the discharge of their duties. Delaware courts have also imposed a heightened standard of scrutiny regarding the conduct of directors in resisting unsolicited takeover attempts. Liability of directors of a Delaware corporation to the corporation or its stockholders for breach of the duty of care generally requires a finding by a court that the directors were grossly negligent. Delaware courts have also held that the directors of a Delaware corporation owe the corporation and its stockholders a duty of loyalty, requiring them to act in good faith and in what they believe to be the best interests of the corporation and its stockholders and that, whenever their interests with respect to a transaction conflict with those of the corporation, the transaction be fair to the corporation.

     The duty of loyalty requires that the directors act in good faith and place the best interests of the corporation and its stockholders above any individual interests of their own.

     Delaware law permits a corporation to include in its charter documents a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages in certain circumstances. The Restated Certificate of Incorporation and the New Certificate of Incorporation each include such a provision. Under the DGCL, a Delaware corporation may include in its certificate of incorporation a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) for any transaction from which the director derives an improper personal benefit. Both the Restated Certificate of Incorporation and the New Certificate of Incorporation contain such a provision and further provides that, if the DGCL is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a Weirton director shall be eliminated or limited to the fullest extent so permitted. Such provision of the New Weirton Charter also specifies that no amendment to or repeal of the provision shall apply to or have any effect on the liability or alleged liability of any director of Weirton for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     Charter Amendments. To amend a Delaware corporation's certificate of incorporation, the DGCL requires approval first by that corporation's Board of Directors and then by the holders of a majority of the outstanding shares of stock entitled to vote thereon and a majority of each class of stock entitled to vote thereon as a class, unless a larger proportion is specified in its certificate of incorporation or except when the provision being amended or repealed provides for a supermajority vote of the board or the stockholders, as the case may be, is needed to amend or repeal that provision.

     The Restated Certificate of Incorporation provides that the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of capital stock of Weirton, unless a higher percentage is expressly required, is required to amend or rescind the provisions of the Restated Certificate relating to the adoption, amendment and repeal of the Weirton Bylaws, limitations of certain liabilities of directors, actions or stockholders, classification of directors, certain factors permitted to be considered by the directors, approval of certain fundamental changes, and amendments to the Restated Certificate of Incorporation.

     The proposed New Certificate of Incorporation provides that the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of capital stock of the Company is required to amend or rescind the New Certificate of Incorporation and Bylaws on all matters in conformity with the DGCL, except that a supermajority vote would be required in connection with the change in number of union directors for a specified period of time.

     Under the DGCL, the stockholders entitled to vote have the power to adopt, amend or repeal bylaws as do the directors to the extent that the certificate of incorporation confers such powers on the directors.

     Under the Restated Certificate of Incorporation, the directors are authorized to amend or repeal the Bylaws except that the directors have no power to amend or repeal any Bylaw adopted by the stockholders which on its terms may be amended or repealed only by the stockholders.

     The New Certificate of Incorporation grants the Board of Directors the power to make, alter or repeal the amended Bylaws. The New Certificate of Incorporation authorizes the Board to adopt, amend or repeal the amended Bylaws. The New Certificate of Incorporation also provides that the stockholders may not adopt, amend or repeal the amended Bylaws other than by the same affirmative vote that is required to amend certain provisions of the New Certificate of Incorporation.

VOTE REQUIRED

     The affirmative vote of at least 80% of the eligible votes represented by the issued and outstanding Common Stock and Series A Preferred Stock, voting together as a single class, is required to approve this proposal. In addition,
(i) the affirmative vote of a majority of the total votes represented by the Common Stock, voting as a separate class, present in person or by proxy at the Annual Meeting, that are entitled to vote on such matters, is required to approve this proposal, and (ii) the affirmative vote of a majority of the votes represented by the Series A Preferred Stock and the Series C Preferred Stock, voting together as a single class, present in person or by proxy at the Annual Meeting and entitled to vote on such matters, is required to approve this proposal. Abstentions will have the effect of a negative vote.

OTHER APPROVAL REQUIREMENTS BY 1989 ESOP PARTICIPANTS

     An additional precondition to the effectiveness of the contingent charter amendment proposed is approval by participants in the Weirton Steel Corporation 1989 Employee Stock Ownership Plan of certain amendments to the 1989 ESOP. These amendments, taken together, have the principal economic effects of (i) requiring the 1989 ESOP to exchange all of its 1.5 million shares of Series A Preferred Stock with Weirton for a number of treasury shares of Common Stock upon the approval of the Board of Directors of a "transformative event" and (ii) permitting Weirton to retire all shares of Series A Preferred Stock. The number of shares of Common Stock to be exchanged for the Series A Preferred Stock held by the 1989 ESOP will be sufficient to meet the adequate consideration requirements of ERISA and the exchange agreement between the trustee of the 1989 ESOP and Weirton. If the amendments to the 1989 ESOP are approved, Weirton will not have an obligation to contribute shares of Series A Preferred Stock to the 1989 ESOP. The amendments to the 1989 ESOP would also permit participants in the 1989 ESOP to withdraw and sell shares of Weirton Common Stock, a right the participants do not have presently.

     The reason that approval of the amendments is a precondition to the effectiveness of the contingent charter amendments is that, although each share of Series A Preferred Stock is convertible into a single share of Weirton Common Stock, each share of Series A Preferred Stock has the equivalent voting power of 10 shares of Weirton Common Stock. The 1989 ESOP has approximately 22% of the voting power of all outstanding capital stock of Weirton. In addition, prior to the amendments for which participant approval is requested, the 1989 ESOP requires that any shares of Series A Preferred Stock acquired by Weirton shall be recontributed to the 1989 ESOP. The disproportionate voting power of the Series A Preferred Stock and the recontribution obligation are deemed to be significant barriers to attracting the outside investment necessary to fund Weirton's business strategy. Failure of the participants in the 1989 ESOP to approve the amendments would frustrate the purposes of the contingent charter amendments and render the Company's repositioning strategy unattainable.

     In order to amend the 1989 ESOP, the amendments must be first approved by the Board of Directors of the Company and then by the favorable vote of a majority of participants in the 1989 ESOP who respond on a "one-participant-one-vote" basis. The amendments have been approved by the Board of Directors, and participants in the 1989 ESOP are being solicited simultaneously with the solicitation of stockholders with respect to the contingent charter amendments. In addition, the 1989 ESOP amendments will be subject to approval by employees under the terms of their collective bargaining agreements.

     In connection with the preparation of the amendments to the 1989 ESOP, the trustee of the 1989 ESOP and Weirton have entered into an exchange agreement. The exchange agreement is designed to comply with the adequate consideration requirements of ERISA and to ensure that the voting power of the Series A Preferred Stock is properly weighted in determining the number of shares of Weirton Common Stock to be received by the 1989 ESOP in the exchange, should the stockholder and participant approvals be received and should the Board subsequently approve a "transformative event."

     Historically, for purposes of determining the value of shares of Series A Preferred Stock that became distributable to former participants in the 1989 ESOP (e.g., upon retirement, death or other separation from employment), each share of Series A Preferred Stock was valued at a price equal to the trading price of a share of Common Stock of Weirton. If a participant were to sell shares of Series A Preferred Stock received in a distribution, except a sale to Weirton, the Series A Preferred Stock lost its supervoting rights. Accordingly, shares held by or to be distributed to individual former participants were not deemed entitled to a value in excess of the value of a share of Weirton Common Stock. However, the 1989 ESOP holds not only a large block of Series A Preferred Stock but also is the beneficiary of the recontribution provisions of the 1989 ESOP which cause the shares of Series A Preferred Stock to retain their supervoting rights. Therefore, it is appropriate to allocate some value to the voting power of Series A Preferred Stock held by the 1989 ESOP. In order to determine the allocation of value, an independent appraiser was hired to advise the trustee of the 1989 ESOP. After the trustee received the report of the appraiser, the trustee and Weirton negotiated the Exchange Agree-ment. As to allocating value in the exchange, the Exchange Agreement provides that each share of Series A Preferred Stock will be exchanged for the greater of
(i) the number of shares of Weirton common stock equal to the appraised value of Series A Preferred Stock on the date of the "transformative event" or (ii) [ ] million shares of Weirton Common Stock.

     THE AMENDMENTS TO THE 1989 ESOP ARE NOT BEING SUBMITTED TO THE STOCKHOLDERS AND APPROVAL OF THE WEIRTON STOCKHOLDERS IS NOT REQUIRED TO EFFECT THE AMENDMENTS TO THE 1989 ESOP.

                                 PROPOSAL FOUR
                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of KPMG LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 2002, subject to ratification by the stockholders. The Company is informed that no member of KPMG LLP has any direct or any material indirect financial interest in the Company. On June 4, 2002, the Company retained KPMG LLP as its independent public accountants and dismissed Arthur Andersen LLP, which had served as the Company's independent public accountants for the year ended December 31, 2001.

     Arthur Andersen's reports on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain any adverse opinions or disclaimers of opinion, nor were they qualified as to uncertainty, audit scope or accounting principle except that Arthur Andersen's report on the Company's consolidated financial statements for the year ended December 31, 2001, contained a separate paragraph stating:

     The Company (Weirton Steel Corporation) has suffered recurring losses from operations and has a Total Stockholders' Deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of assets carrying amount or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

     During the years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its reports on the Company's consolidated financial statements for such years. Moreover, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company has provided Arthur Andersen with a copy of the foregoing statements and has requested a letter from Arthur Andersen stating whether it agrees with the disclosure contained herein.

     During the last two complete fiscal years, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

     It is expected that representatives of KPMG LLP will be present at the Annual Meeting where they will have an opportunity to address the meeting, if they so desire, and to respond to appropriate questions. If the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will reconsider its recommendation. It is not expected that representatives of Arthur Andersen will be present at the Annual Meeting.

VOTE REQUIRED

     The affirmative vote of a majority of the total votes represented by shares of Common Stock and Series A Preferred Stock, present in person or by proxy at the Annual Meeting, that are entitled to vote on such matter is required to ratify the appointment of KPMG LLP. Abstentions will have the effect of a negative vote.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the Company's proxy statement for the 2003 Annual Meeting of Stockholders, proposals from stockholders should be sent to the Company, in care of its Secretary, at its executive offices locates at 400 Three Springs Drive, Weirton, West Virginia 26062. Proposals must be received by the Company no later than 5:00 p.m. local time on December 31, 2002. The Company strongly urges stockholders to choose a form of transmission, such as certified mail or courier delivery service, that will permit them to obtain proof of timely receipt given by the authorized Company officer.

     Suggestions for nominees for Independent Directors may be made, not less than 60 days prior to the Annual or Special Meeting at which an election for directors is to occur, by any stockholder in writing addressed to the Nominating Committee, in care of the Secretary of the Company at the above address.

                                          By Order of the Board of Directors,

                                          William R. Kiefer,
                                          Secretary

Weirton, West Virginia
October   , 2002

                                    Annex A
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

               [A REVISED AUDIT COMMITTEE CHARTER TO BE INCLUDED]

                                                                         Annex B

                                    FORM OF
                        CERTIFICATE OF AMENDMENT TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           WEIRTON STEEL CORPORATION

           UNDER SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

     The undersigned, being a duly appointed and acting Vice President of Weirton Steel Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), for the purpose of amending a restated certificate of incorporation of the Corporation (the "Restated Certificate of Incorporation"), hereby certifies, pursuant to Sections 242 and 103 of the General Corporation Law, as follows:

     FIRST: The name of the Corporation is Weirton Steel Corporation.

     SECOND: The Restated Certificate of Incorporation of the Corporation was filed by the Secretary of State on April 28, 1989.

     THIRD: The amendment effected hereby was duly adopted, proposed and declared advisable by the Board of Directors of the Corporation at a meeting duly called upon notice in accordance with the Restated Certificate of Incorporation, and duly adopted by the holders of a requisite number of shares of Common Stock and Convertible Voting Preferred Stock, Series A, being all classes of stock entitled to vote thereon, in accordance with Section 242 of the General Corporation Law of the State of Delaware, at a special meeting of stockholders duly called upon notice in accordance with Section 222 of such law, held on May 26, 1994.

     FIFTH: The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIFTH in its entirety and by adding new Article FIFTH, reading as follows:

          "FIFTH. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation which shall consist of nine (9) persons. The terms, classifications, qualifications and election of the Board of Directors and the filling of vacancies thereon shall be as provided herein or in the By-Laws to the extent not inconsistent with the provisions of this Certificate of Incorporation. The members of the Board of Directors shall be divided into three classes, namely Class I, Class II and Class III, each of which shall be, as nearly as possible, of equal size. The classification shall be such that the term of office of one class shall expire each succeeding year, with the term of office of Class I to expire at the 2003 annual meeting of stockholders, the term of office of Class II to expire at the 2004 annual meeting of stockholders, and the term of office of Class III to expire at the 2005 annual meeting of stockholders.

          Members of the various classes of the Board of Directors shall consist only of those individuals who are at the time of their election an eligible candidate by virtue of satisfying the qualifications described below and who thereafter continue to satisfy the qualifications described below. Except as set forth below with respect to an Agent no longer satisfying the definition of "union," the term of office of any incumbent director shall be shortened and shall automatically expire, and such individual's seat shall immediately become vacant, by reason of such director's failure to continue to satisfy a qualification requirement after such director's election to the Board of Directors and initial qualification.

          Two members of the Board of Directors shall be qualified to serve by virtue of being the then President (or other chief executive officer) of the Union and one other individual who is designated by certification of the Executive Committee (or other executive person or body functioning as its successor) of the Union (collectively, the "Union Directors"). As used in this Restated Certificate of Incorporation, "Union" means the recognized collective bargaining agent ("Agent") referred to in subclause (z) of
     Section 8(a)(iii) of the Corporation's Employee Stock Ownership Plan
     (ESOP), in the form adopted as of January 11, 1984, so long as such Agent represents at least 50% of all employees of the Corporation, considering all bargaining units represented by such Agent.

          Two members of the Board of Directors shall be qualified to serve by virtue of one of them being the officer designated as the chief executive officer of the Corporation and one other being an employee of the Corporation who is not a member of the Union and who is designated by certification of such chief executive officer (collectively, the "Management Directors").

          Five members of the Board shall be qualified to serve by virtue of being individuals who satisfy the criteria set forth in the definition of "Independent Director" contained in this paragraph (collectively, the "Independent Directors"). "Independent Director" shall mean an individual who: (a) is not, and has never been, an employee of the Corporation or its predecessor or any of their respective subsidiaries or affiliates or of the Union; (b) is not, and is not affiliated with a person that is, an advisor or consultant to the Corporation or any of its subsidiaries or affiliates or the Union or has been such within the two-year period preceding such individual's election or appointment as an Independent Director; (c) has not, and is not affiliated with a person (except solely by reason of being a director, trustee or person serving in a similar capacity not employed by such person) that has, had a Substantial Financial Transaction with the Corporation or any of its subsidiaries or affiliates within the two-year period preceding such individual's appointment or election as an Independent Director; and (d) is not a spouse, parent, sibling or child of any person described by (a) through (c). Notwithstanding the preceding sentence, an independent director may perform additional services, as a director, at the request of the Board of Directors, which are similar to those services regularly performed by directors, and be compensated, with the approval of the Board of Directors, for the performance of such services. For purposes of this paragraph, the definitions of "affiliate," "control" and "person" contained in Article ELEVENTH shall be applicable and the following additional definitions shall apply: (i) "subsidiary" of the Corporation means any corporation, a majority of the voting stock of which is owned, directly or indirectly through one or more other subsidiaries, by the Corporation; and (ii) "Substantial Financial Transaction" means one or more business transactions between a specified person on the one hand and the Corporation or any of its subsidiaries or affiliates on the other hand, wherein consideration has been paid or rendered for the sale, exchange, lease or other transfer for value of goods, services, money or other property, including without limitation the sale of securities, the fair market value of which during any 12-month period preceding the date of measurement has amounted to more than $100,000. The qualification requirements of this paragraph, other than those set forth in clause (a) of the second sentence hereof, shall not apply to any person serving continuously as an Independent Director from the last annual meeting of stockholders of the Corporation at which such person was elected until the next annual meeting of stockholders following the adoption of the amendment to Article Fifth set forth herein.

          No nomination of any candidate for election by stockholders as an Independent Director shall be eligible for consideration unless a written statement setting forth such candidate's name, qualifications, and background is delivered to the Nominating Committee of the Board of Directors (or if no such committee is then constituted, then to the Board of Directors) not less than sixty (60) days prior to the annual or special meeting at which an election for directors is to occur.

          No director need be a stockholder of the Corporation. No director may be nominated or appointed for any term of office which would begin after such person's 65th birthday.

          Subject to the foregoing and to the requirement set forth above that each director shall at all times satisfy the qualifications to be a director described herein for the particular category pursuant to which they were elected to be a director, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified.

          Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors, whether from death, resignation, retirement, disqualification, removal from office or other cause shall be filled from among eligible candidates of the same category (i.e., Union, Management or Independent, as the case may be, including any required certification) as held the vacant seat immediately prior to the vacancy, solely by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have been duly elected and qualified (so long as such director remains qualified); provided, however, that no Union Director shall be deemed to be disqualified during such director's then current term of office solely by virtue of the particular Agent no longer satisfying the definition of "Union" set forth herein, but if, upon the expiration of any Union Director's term or upon any vacancy of a Union Director's seat, the particular Agent does not satisfy such definition of "Union," such seat shall be filled only by a candidate qualified to serve as an Independent Director.

          No director may be removed except for cause and then only by an affirmative vote of at least two-thirds of the Eligible Votes at a duly constituted meeting of stockholders called for such purpose. At least 30, but not more than 60, days prior to such meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting. Upon such affirmative vote to remove any director, the office of such removed director shall immediately become vacant and shall as promptly thereafter as practicable be filled as set forth above."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed and the corporate seal to be hereunto affixed as
of the                day of November, 2002.

                                          WEIRTON STEEL CORPORATION

                                          By:
                                            ------------------------------------
                                          Title:
                                             -----------------------------------

Attest:

By: ----------------------------------
    William R. Kiefer, Secretary

                                 * * * * * * *

                  FORM OF AMENDMENT TO ARTICLE III, SECTION 2
                  OF THE BY-LAWS OF WEIRTON STEEL CORPORATION

     Section 2. Number, Qualifications, Removal and Vacancies of Directors; Nominating Committee: (a) The number and qualifications of directors and matters pertaining to the removal of directors and filling of vacancies are set forth in Article FIFTH of the Restated Certificate of Incorporation.

     (b) A nominating Committee shall be appointed by resolution of the entire Board of Directors for the purposes of identifying, screening and recommending to the Board candidates to be nominated as Independent Directors (as defined in such Article FIFTH). The Nominating Committee shall consist of four (4) directors of whom one (1) shall be the director who is president of the Union (as defined in such Article FIFTH), one (1) shall be the officer designated as the chief executive officer of the Corporation or a director appointed by such person, and two (2) shall be Independent Directors as designated by resolution passed by the entire Board.

                                                                         Annex C

                                PROPOSED FORM OF
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                          WEIRTON STEEL CORPORATION(1)

     FIRST. The name of the corporation is Weirton Steel Corporation. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 23, 1982, was restated by a Restated Certificate of Incorporation filed on December 12, 1983, was subsequently amended and restated by Restated Certificate of Incorporation filed on April 28, 1989 and was subsequently amended on May 26, 1993 and May 26, 1994.

     SECOND. This Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     THIRD. The Restated Certificate of Incorporation of the Corporation, as amended, is amended and restated in full as follows:

                                   ARTICLE I.

     The name of the Corporation is Weirton Steel Corporation.

                                  ARTICLE II.

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III.

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and without limiting the foregoing to engage in integrated steel operations and to develop, mine, produce, manufacture, construct, transport, buy, hold, sell and generally deal in products, materials, property, both tangible and intangible, and services of all kinds.

                                  ARTICLE IV.

     The total number of all shares of capital stock which the Corporation shall have the authority to issue is 275,000,000 shares consisting of: 250,000,000 shares of Common Stock, par

---------------

    1 Contingent and effective upon the approval by the Board of Directors of a "transformative event" as described elsewhere in this Proxy Statement.

value of $.01 per share; and 25,000,000 shares of Preferred Stock, par value of $.10 per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) if the increase or decrease is approved by the holders of a majority of the voting power of all of the then outstanding shares of stock entitled to vote in any general election of directors, voting together as a single class but without the separate vote of the holders of any other class of stock.

  A. COMMON STOCK

     1. Except where otherwise provided by law, by this Restated Certificate of Incorporation, the terms of any outstanding Preferred Stock or by resolution of the Board of Directors pursuant to this Article IV, the holders of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive voting rights and powers of the capital stock.

     2. Subject to any preferential rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends.

  B. PREFERRED STOCK

     The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including but not limited to voting powers, if any), preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

                                   ARTICLE V.

     The period of existence of the Corporation shall be perpetual.

                                  ARTICLE VI.

     The number of members of the Board of Directors will be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors but (subject to vacancies) in no event may there be less than three directors.

     Except as otherwise required by law or this Article VI, any vacancy on the board of directors that results from an increase in the number of directors shall be filled only by a majority of the of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring in the board of directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. A director may be removed only for cause by the stockholders.

     In addition, notwithstanding the foregoing or any other provision of this Restated Certificate of Incorporation to the contrary, the greater of (x) 20% of the whole Board or (y) two individuals shall be qualified as members of the Board of Directors to serve by virtue of being the then President (or other chief executive officer) of the Union and one or more other individuals who are designated by certification of the Executive Committee (or other executive person or body functioning as its successor) of the Union (collectively, the "Union Directors"). As used in this Restated Certificate of Incorporation, "Union" means the recognized collective bargaining Agent ("Agent") referred to in subclause (z) of Section 8(a)(iii) of the Corporation's Employee Stock Ownership Plan (ESOP), in the form adopted as of January 11, 1984, so long as such Agent represents at least 50% of all employees of the Corporation, considering all bargaining units represented by such Agent.

     If at any time a Union Director should cease to be a member of the Board of Directors for any reason, such vacancy shall only be filled by another candidate meeting the qualifications of a Union Director, which candidate shall be selected in the manner and on the basis set forth above.

     No Union Director may be removed from the Board of Directors except for cause and then only by affirmative vote of at least eighty percent (80%) of the voting power of the stockholders at a duly constituted meeting of stockholders called for such purpose. At least 30, but not more than 60, days prior to such meeting of stockholders, written notice shall be sent to the Union Director or Directors whose removal will be considered at such meeting. Upon the requisite affirmative vote to remove any Union Director, the office of such removed Union Director shall immediately become vacant and shall as promptly thereafter as practicable be filled as set forth above.

     Notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, no provision of the Restated Certificate of Incorporation or the By-laws of the Corporation relating to the Union Directors, including but not limited the provisions of this Article VI, may be amended, altered, changed, repealed or affected in any respect except upon the favorable vote of stockholders at a duly constituted meeting of stockholders called for such purpose of (x) not less than eighty percent (80%) of the voting power of the Corporation at a meeting held prior to the first anniversary of the Effective Date, (y) not less than seventy percent (70%) of the voting power of the Corporation at a meeting held after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date, and (z) not less than sixty percent (60%) of the voting power of the Corporation at a meeting held after the second anniversary and prior to third anniversary of the Effective Date. Thereafter, any amendment, alteration, change or repeal shall be approved by a majority of the outstanding voting power of the Corporation.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

                                  ARTICLE VII.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

                                 ARTICLE VIII.

     Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE IX.

     Subject to Article VI hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE X.

     (a) The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Without limiting the generality of the foregoing, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     (b) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation. The rights to indemnification and advancement of expenses conferred by this Article shall be presumed to have been relied upon by directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law. The Corporation may create trust funds, grant security interests, obtain letters of credit, or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in this Article or in any such contract.

     (c) Any repeal or modification of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE XI.

     The stockholders of the Corporation shall have no authority to call a special meeting of the stockholders, subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation.

                                  ARTICLE XII.

     No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting; and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     FOURTH: The foregoing amendment and restatement of the Restated Certificate of Incorporation, as amended, has been approved by the Board of Directors of the Corporation.

     FIFTH: The foregoing amendment and restatement of the Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Weirton Steel Corporation has caused this Restated
Certificate of Incorporation to be signed and attested this      day of
               ,      .


Attest:                                            WEIRTON STEEL CORPORATION
By:                                                By:
    ----------------------------------------       ----------------------------------------
Title:                                             Title:
      --------------------------------------       --------------------------------------

                                      PROXY
                            WEIRTON STEEL CORPORATION
        ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON _____________, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned holder of shares of Common Stock, par value $.01 per share ("Common Stock"), Convertible Voting Preferred Stock, Series A, par value $.10 per share ("Series A Preferred Stock"), and/or Convertible Redeemable Preferred Stock, Series C, par value $.10 per share ("Series C Preferred Stock") of Weirton Steel Corporation ("Weirton"), hereby appoints _______________ and ________________, individually, with full power of substitution in each of them, as proxy or proxies to represent the undersigned and vote all shares of Common Stock, Series A Preferred Stock and/or Series C Preferred Stock of Weirton which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of Stockholders to be held at the Serbian-American Cultural Center, 1000 Colliers Way, Weirton, West Virginia 26062 on ________, 2002, and at all adjournments or postponements thereof, upon all matters coming before such meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. IF NO CHOICE IS INDICATED FOR ITEMS 1, 2, 3, 4 AND 5 ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.

           Your vote is important - You can vote in one of three ways:

1. Telephone: Call toll free 1-800-_______ in the United States or Canada anytime on a touch tone telephone and follow the instructions below. There is no charge to you for the call.

2. Internet: Go to the following web site: www.computershare.com/us/proxy and follow the instructions below.

3. Mail: Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

       The Board of Directors recommends a vote FOR each of the proposals.
                      Please sign and date on reverse side.

                            Weirton Steel Corporation
                             400 Three Springs Drive
                          Weirton, West Virginia 26062

             (Continued and to be dated and signed on reverse side)
        .................................................................

TELPHONE AND INTERNET VOTING INSTRUCTIONS

Telephone and internet voting is available 24 hours a day, 7 days a week. Votes by telephone or the internet must be received by __________. Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by telephone or by internet, you do not need to mail back your proxy card.

Telephone Instructions: Enter the Holder Account Number and Proxy Access Number located on this proxy. Follow the simple recorded instructions.

OPTION 1: To vote as the Board of Directors recommends on ALL proposals: Press
1. When asked please confirm your vote by pressing 1.

OPTION 2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.

Internet Instructions: Enter the information requested on your computer screen, including your Holder Account Number and your Proxy Access Number located below. Follow the simple instructions on the screen.

[X] Please mark your votes as in this example.

1.       ELECTION OF DIRECTORS: The election of three directors:
_________________; Ronald C. Whitaker; and Mark E. Kaplan, for a two-year term until the 2004 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified. The election of three directors:
John H. Walker; Robert J. D'Anniballe, Jr.; and Mark G. Glyptis, for a three-year term until the 2005 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified.

FOR ALL nominees listed above [ ] WITHHOLD AUTHORITY  [ ] FOR ALL EXCEPT  [ ]
                                  to vote for all         to withhold authority
                                  Nominees listed         above "For All Except"
                                  above                   and write the
                                                          Nominee's name on the
                                                          line below:

                                                          ----------------------


2. AMENDMENT TO ARTICLE FIFTH AND BY-LAWS: Approval and adoption of the amendment to Article Fifth of Weirton's Restated Certificate of Incorporation, as amended, and a related change to the By-Laws, to among other things, reduce the size of the Board of Directors from 14 persons to nine persons, to become effective immediately following the annual meeting.

FOR                             AGAINST                                ABSTAIN

[ ]                               [ ]                                     [ ]

3. CONTINGENT CHARTER PROPOSALS. Approval of the amendment and restatement of Weirton's Restated Certificate of Incorporation and By-Laws, as amended, to be contingent and effective only upon the occurrence of a "transformative event" which is a significant acquisition or investment in steel industry assets or businesses resulting in a change of control of Weirton which is approved by at least 90% of the Board of Directors.

FOR                             AGAINST                                ABSTAIN

[ ]                               [ ]                                     [ ]


4. RATIFICATION OF AUDITORS. Ratification of the appointment of KPMG LLP as Weirton's independent public accountants for the fiscal year ending December 31, 2002.

FOR                             AGAINST                                ABSTAIN

[ ]                               [ ]                                     [ ]


5. OTHER BUSINESS. The proxies shall be authorized to vote on any other business properly brought before the meeting and any adjournments or postponements thereof in accordance with their discretion.

FOR                             AGAINST                                ABSTAIN

[ ]                               [ ]                                     [ ]



Signature(s) _________________________________ Dated _____________________, 2002

            Please sign exactly as your name appears on this Proxy.
    When signing as attorney, executor, administrator, guardian or corporate official, title should be stated. If shares are held jointly, each holder should sign.

................................................................................